UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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National Bank Holdings Corporation (Name of the Registrant as Specified In Its Charter)
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Notice of 2023 Annual Meeting of Shareholders

March 27, 2023

DEAR SHAREHOLDERS: I’m pleased to invite you to the Annual Meeting of Shareholders of National Bank Holdings Corporation. At the meeting, shareholders will vote on the following proposals:

1    To elect eight directors to our Board of Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2023;

3    To adopt a resolution approving, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed, pursuant to Item 402 of Regulation S-K, in the proxy statement;

4 To approve the 2023 Omnibus Incentive Plan; and

Shareholders also will transact such other business as may properly come before the meeting.

The proxy statement and the accompanying form of proxy are first being sent to shareholders on or about April 3, 2023.

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy so that as many shares as possible may be represented during the meeting. We appreciate your cooperation in returning your proxy promptly.

Please call us at 720-554-6640 if you need instructions on how to attend the meeting or have questions about how to vote.

By Order of the Board of Directors,

/s/ Angela Petrucci

Angela Petrucci, Secretary

Meeting Information
Date:	Tuesday, May 9, 2023
Time:	8:30 a.m. Mountain Time
Location:	The Cloudveil 112 Center Street Jackson Hole, WY, 83001 Lupine Room South

How to Vote and Other Details

Record Date	March 15, 2023 is the record date for determining which shareholders have the right to receive notice of, and to vote at, the meeting or any postponements or adjournments thereof.
Registered and beneficial shareholders can vote their shares in the following ways:
Internet	Log on to www.proxyvote.com and enter the 16- digit control number provided on your proxy card
Telephone	Dial 1-800-690-6903 and enter the 16-digit control number provided on your proxy card
Mail	Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

If you are a “record” shareholder of Class A common stock (that is, you hold Class A common stock in your own name in NBHC’s stock records maintained by our transfer agent), register upon your arrival at the Meeting, request a ballot and submit the ballot with your voting instructions at the Meeting.

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of National Bank Holdings Corporation, a Delaware corporation (the “Company”, “NBHC”, “we”, “us” or “our”), to be used during our 2023 Annual Meeting of Shareholders (the “Meeting”) and at any postponements or adjournments thereof. The Meeting will be held in the Lupine Room South at The Cloudveil, 112 Center St, Jackson Hole, Wyoming, at 8:30 a.m. Mountain Time on Tuesday, May 9, 2023.

In this proxy statement, we refer to our employees as “associates.” In this proxy statement, we also refer to the Notice of Annual Meeting of Shareholders, this proxy statement, our 2023 Annual Report to Shareholders and the accompanying proxy as our “Proxy Materials.”

Holders of record of shares of Class A common stock at the close of business on March 15, 2023 (the record date) are entitled to notice of, and to vote at, the Meeting. As of such date, there were 37,640,796 shares of Class A common stock outstanding and entitled to vote. In addition, as of such date, there were 167,172 shares of unvested restricted stock (Class A common stock) entitled to vote. Each share of our Class A common stock is entitled to one vote on all matters (in the case of Proposal 1, with respect to the election of each director).

Please read the Proxy Materials carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares. You have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. If your shares are held in the name of a bank, broker or other holder of record, please refer to your proxy card or the voting information provided by your bank, broker or other holder of record to see which voting options are available to you. Voting via the Internet, by telephone or by mail will not prevent you from voting your shares during the Meeting. However, if you hold shares through a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote during the Meeting. Otherwise, your shares will be voted in the manner in which you instructed the record holder of your shares.

When you vote by proxy, your shares will be voted according to your instructions. If you are a shareholder of record, you may revoke your proxy at any time prior to the close of the polls during the Meeting by submitting a later dated proxy or delivering a written notice of revocation to our Secretary, Angela Petrucci, at National Bank Holdings Corporation, 7800 E. Orchard Road, Suite 300, Greenwood Village, CO 80111. If you hold shares through a bank, broker or other holder of record, you must contact the holder of record to revoke any prior voting instructions.

We pay the cost of soliciting proxies. Members of our Board and other associates may solicit proxies by mail, telephone, fax, email or electronically. We will not pay directors or other associates any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar nominees representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

Any shareholder entitled to vote at the Meeting may attend the Meeting. If you hold shares through a bank, broker or other holder of record and would like to attend the Meeting, you will need to bring an account statement or other acceptable evidence of ownership of our Class A common stock as of the record date. Each shareholder who attends may be asked to present valid picture identification, such as a driver’s license or passport. Please note that the use of cell phones, tablets, recording and photographic equipment, computers and/or other similar devices is not permitted in the meeting room at the Meeting.

Our principal executive offices are located at 7800 E. Orchard Road, Suite 300, Greenwood Village, CO 80111.

Vote Required for Approval

The presence, by proxy or at the meeting, of the holders of a majority of the outstanding shares of our Class A common stock entitled to vote during the Meeting shall constitute a quorum. Withheld votes, abstentions and broker “non-votes” (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote on a particular matter) are counted as present for purposes of establishing a quorum. If you are a beneficial shareholder and your broker holds your shares in its name, the rules of the New York Stock Exchange (“NYSE”) permit your broker to vote your shares on the ratification of the appointment of our independent registered certified public accounting firm (Proposal 2), even if the broker does not receive voting instructions from you. However, under the NYSE rules, your broker cannot vote your shares on the other proposals if you do not timely provide instructions for voting your shares.

For Proposal 1 (election of directors), the eight nominees for director receiving a plurality of the votes cast during the Meeting in person or by proxy will be elected. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” affect the outcome. Broker “non-votes” will have no effect on the voting results for this proposal.

Proposal 2 (ratification of the appointment of our independent registered certified public accounting firm) will be passed if a majority of the shares of our Class A common stock present during the Meeting and entitled to vote cast their votes “for” this proposal. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “against” this proposal. No broker “non-votes” are expected to exist in connection with this proposal.

Proposal 3 (the advisory proposal on the compensation of our named executive officers) will be approved if a majority of the shares of our Class A common stock present during the Meeting and entitled to vote cast their votes “for” this proposal. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “against” this proposal. Broker “non-votes” are not considered to be entitled to vote and therefore will have no effect on the voting results for this proposal. The advisory vote on executive compensation (Proposal 3) is non-binding. Our Board and our Compensation Committee, however, will review the results of the vote and, consistent with our commitment to shareholder engagement, will take it into account in making a determination concerning the advisory vote on executive compensation.

Proposal 4 (2023 Omnibus Incentive Plan Approval) will be approved if a majority of shares of our Class A common stock present during the meeting and entitled to vote cast their votes “for” this proposal. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “against” this proposal. Broker “non-votes” are not considered to be entitled to vote and therefore will have no effect on the voting results for this proposal.

Approval of any other business that may properly come before the Meeting will require the affirmative vote of a majority of the shares present or represented by proxy during the Meeting and entitled to vote thereon.

Voting for Registered and Beneficial Shareholders

You may vote your shares during the Annual Meeting or by proxy. There are three ways to vote by proxy:

Via Internet: You may vote your shares over the internet by going to www.proxyvote.com. You will need to enter your 16-digit control number (found at the top right hand side of the form of proxy or voting instruction form that you received in the mail) to identify yourself as a shareholder on the voting website.

2	National Bank Holdings Corporation

By Telephone: Vote by telephone by calling 1-800-690-6903. You will need to enter your 16-digit control number (found at the top right hand side of the form of proxy or voting instruction form that you received in the mail) to identify yourself as a shareholder.

By Mail: Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

Your voting instructions must be received by the proxy voting deadline which is Monday, May 8, 2023. The internet (other than during the meeting) and telephone voting facilities will close at 11:59 p.m. Eastern time on May 8, 2023.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy using one of the methods described above. Shareholders of record who attend the meeting may vote their shares online, even though they have sent in proxies.

If you have any questions or require voting assistance, please contact us at IR@nationalbankholdings.com.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 15, 2023, information regarding the beneficial ownership of our Class A common stock by (i) each person known by us to own beneficially more than five percent of the shares of our Class A common stock (our only class of voting securities outstanding); (ii) each of our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other highest paid executive officers for 2022 (those five executive officers are listed in the table captioned “Summary Compensation Table” elsewhere in this proxy statement and are collectively referred to as the “Named Executive Officers” or “NEOs”); (iii) each director; and (iv) all current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 37,807,968 shares, which number is comprised of 37,640,796 shares of Class A common stock outstanding and 167,172 shares of unvested restricted stock (which shares of restricted stock are entitled to voting rights), in each case as of March 15, 2023.

In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A common stock subject to options held by that person that are currently exercisable or exercisable within sixty days of March 15, 2023.

2023 Annual Proxy Statement	3

We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Amount and nature of	Percent of
Name of beneficial owner	beneficial ownership	class
5% Shareholders
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	5,511,868	14.6%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,081,280	10.8%
T. Rowe Price Investment Management, Inc.(3) 101 E. Pratt Street Baltimore, MD 21201	3,054,198	8.1%
Wellington Management Group LLP(4) 280 Congress Street Boston, MA 02210	2,887,229	7.6%
Named Executive Officers and Directors
G. Timothy Laney(5)	534,245	1.4%
Aldis Birkans(6)	78,819	*
Richard U. Newfield, Jr.(7)	180,620	*
Angela N. Petrucci(8)	21,893	*
Christopher S. Randall(9)	35,102	*
Ralph W. Clermont(10)	84,143	*
Robert E. Dean(11)	28,513	*
Alka Gupta(12)	4,175	*
Fred J. Joseph(13)	18,525	*
Patrick G. Sobers(14)	33,618	*
Micho F. Spring(15)	35,473	*
Burney S. Warren, III(16)	29,618	*
Art Zeile(17)	14,574	*
All current executive officers and directors as a group (15 persons)	1,192,368	3.1%
(1)	As reported on Schedule 13G filed with the SEC on January 23, 2023 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 5,444,213 shares and sole dispositive power with respect to all shares beneficially owned; (ii) various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares; and (iii) the interest of one such person, iShares Core S&P Small-Cap ETF, in the Company’s Class A common stock is more than five percent (5%) of the Company total outstanding Class A common stock.

(2)	As reported on Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with respect to zero shares, sole dispositive power with respect to 4,029,306 shares, shared voting power with respect to 22,133 shares, and shared dispositive power with respect to 51,974 shares.

(3)	As reported on Schedule 13G filed with the SEC on February 14, 2023 jointly by T. Rowe Price Investment Management, Inc. (“Price Investment Management”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Price Small-Cap Fund”). Price Investment Management reported sole voting power with respect to 1,117,390 shares and sole dispositive power with respect to all shares beneficially owned. Price Small-Cap Fund reported sole voting power with respect to 1,904,365 shares. Price Investment Management reported that it does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities.

(4)	As reported on Schedule 13G filed with the SEC on February 6, 2023 jointly by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Group”), Wellington

4	National Bank Holdings Corporation

Investment Advisors Holdings LLP (“Wellington Advisors”), and Wellington Management Company LLP (“Wellington Company”). Wellington Management, Wellington Group, and Wellington Advisors each reported sole voting power with respect to zero shares, sole dispositive power with respect to zero shares, shared voting power with respect to 2,348,870 shares, and shared dispositive power with respect to all shares beneficially owned. Wellington Company reported sole voting power with respect to zero shares, sole dispositive power with respect to zero shares, shared voting power with respect to 2,318,836 shares, and shared dispositive power with respect to all shares beneficially owned. Wellington Management reported that all shares beneficially owned are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management; accordingly, those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.
(5)	Includes 17,486 unvested restricted shares for which Mr. Laney has voting power and 131,837 shares issuable upon the exercise of options. Also includes 8,859 shares owned by the Timothy Laney 2012 Grantor Retained Annuity Trust as well as 124,583 shares subject to presently exercisable stock options and 2,273 unvested shares of restricted stock held as constructive trustee for the benefit of a former spouse pursuant to a 2021 divorce decree. Mr. Laney disclaims beneficial ownership of all shares and options held by him as constructive trustee.
(6)	Includes 6,810 unvested restricted shares for which Mr. Birkans has voting power and 37,571 shares issuable upon the exercise of options.
(7)	Includes 6,490 unvested restricted shares for which Mr. Newfield has voting power and 39,364 shares issuable upon the exercise of options.
(8)	Includes 3,383 unvested restricted shares for which Ms. Petrucci has voting power and 9,441 shares issuable upon the exercise of options.
(9)	Includes 2,925 unvested restricted shares for which Mr. Randall has voting power and 15,322 shares issuable upon the exercise of options.
(10)	Includes 1,670 unvested restricted shares for which Mr. Clermont has voting power. Also includes 81,509 shares owned by the Ralph W. Clermont Irrevocable Trust.
(11)	Includes 1,469 unvested restricted shares for which Mr. Dean has voting power.
(12)	Includes 1,469 unvested restricted shares for which Ms. Gupta has voting power.
(13)	Includes 1,469 unvested restricted shares for which Mr. Joseph has voting power.
(14)	Includes 1,469 unvested restricted shares for which Mr. Sobers has voting power and 13,383 shares issuable upon the exercise of options.
(15)	Includes 1,469 unvested restricted shares for which Ms. Spring has voting power.
(16)	Includes 1,469 unvested restricted shares for which Mr. Warren has voting power.
(17)	Includes 1,469 unvested restricted shares for which Mr. Zeile has voting power.

2023 Annual Proxy Statement	5

Proposal 1 - Election of Directors

Size and Composition of Board. The Board currently stands at nine members with the addition of directors Patrick Sobers and Alka Gupta in 2021. With these two additions, the Board includes 2 females and 3 ethnically diverse individuals. The current members of the Board are G. Timothy Laney (Chairman), Ralph W. Clermont (independent Lead Director), Robert E. Dean, Alka Gupta, Fred J. Joseph, Patrick Sobers, Micho F. Spring, Burney S. Warren, III, and Art Zeile. Mr. Warren has decided to retire from the Board and not stand for re-election at the Meeting. The Board will decrease the fixed number of directors to eight immediately following the Meeting.

Nominees. Upon the recommendation of the Nominating & Governance Committee, the Board has nominated the persons named below for reelection to the Board. With the exception of Mr. Laney, who serves as our Chairman, President and CEO, and Mr. Sobers, who retired as an executive officer of the bank in June 2021, the Board has determined that each of these nominees is an independent director, as discussed further below under “Director Independence.”

Each of the directors elected during the Meeting will be elected for a one-year term which expires at the next annual meeting of shareholders, and will serve until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal.

In the event that any nominee is no longer a candidate for director at the time of the Meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. To the best of its knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors if elected.

The Board recommends you vote “FOR” each of the nominees set forth below.

6	National Bank Holdings Corporation

Age: 75 Director Since: 2009

Ralph W. Clermont

Independent Lead Director

Audit & Risk Committee Chair

Nominating & Governance Committee Member

Compensation Committee Member

EXPERIENCE AND QUALIFICATIONS

Mr. Clermont has served as a director for the Company since 2009 and as the Board’s independent Lead Director since 2014. As the independent Lead Director, Mr. Clermont is an ex officio member of all of our Board committees with full voting rights. He also serves as Chair of the Board’s Audit & Risk Committee and as a board member of both NBH Bank and Bank of Jackson Hole Trust. In October 2015, Mr. Clermont was appointed to the board of directors of Cass Information Systems, Inc., where he also serves on the audit committee and the governance committee. He also serves as a director on the board of Cass Commercial Bank. Mr. Clermont is a certified public accountant and a member of the American Institute of Certified Public Accountants and Missouri Society of Certified Public Accountants. Mr. Clermont retired in 2008 as Managing Partner of the St. Louis office of KPMG LLP, and was formerly the partner in charge of KPMG’s Midwest financial services practice. Mr. Clermont joined the St. Louis office of KPMG in 1969 and was elected to partnership in 1977. Mr. Clermont was a member of the KPMG’s Assurance Services Committee and was chairman of KPMG’s Quality Improvement Audit Subcommittee. Mr. Clermont spent over 39 years providing services to the banking industry and has had responsibility for the audits of numerous banking organizations. Subsequent to retiring, Mr. Clermont has served as a consultant to various banking institutions on strategic planning, risk management and corporate governance matters. Mr. Clermont received a Bachelor of Science degree in accounting from Saint Louis University. Mr. Clermont’s qualifications to serve on our Board of Directors include his expertise in financial and accounting matters for complex financial organizations.

2023 Annual Proxy Statement	7

Age: 71 Director Since: 2009

Robert E. Dean

Independent Director

Nominating & Governance Committee Chair

Audit & Risk Committee Member

Compensation Committee Member

EXPERIENCE AND QUALIFICATIONS

Mr. Dean has served as a director for the Company since 2009 and also serves as Chairman of the Nominating & Governance Committee. Mr. Dean is a private investor. He serves as President and director of the Marina Heights Condominium Owners Association. Since November 2014, Mr. Dean has also served as a member of the boards of directors of two related Cornerstone closed-end mutual funds (Strategic Value (CLM) and Total Return (CRF)) and as a member of each audit and nominating and governance committee thereof. From 2000 to 2003, Mr. Dean was with Ernst & Young Corporate Finance LLC, a wholly owned broker-dealer subsidiary of Ernst & Young LLP, serving as a Senior Managing Director and member of the board of managers from 2001 to 2003. From 1976 to 2000, Mr. Dean practiced corporate, banking and securities law with Gibson, Dunn & Crutcher LLP. Mr. Dean co-chaired the firm’s banking practice and advised bank clients on numerous capital markets and merger and acquisition transactions (including FDIC-assisted transactions). Mr. Dean was Partner-in-Charge of the Orange County, California office from 1993 to 1996 and was a member of the law firm’s executive committee from 1996 to 1999. Mr. Dean holds a Bachelor of Arts degree from the University of California at Irvine and a Juris Doctor degree from the University of Minnesota Law School. Mr. Dean’s substantial experience in bank capital markets and merger and acquisition transactions, bank regulatory matters and public company corporate governance matters qualifies him to serve on our Board of Directors.

Age: 53 Director Since: 2021

Alka Gupta

Independent Director

Audit & Risk Committee Member

Compensation Committee Member

EXPERIENCE AND QUALIFICATIONS

Ms. Gupta has served as a director for the Company since 2021 and serves on the Board’s Audit & Risk Committee and Compensation Committee. Ms. Gupta is a Fortune 500 executive and tech entrepreneur with deep experience in digital transformation. Ms. Gupta is a director of MoneyGram International, Inc. (NASDAQ: MGI) and serves on the Compliance and Ethics Committee. She is also a director and board chair of Digital Frontiers. She was a Venture Partner at Fin Venture Capital, a fintech B2B focused global venture fund. She was also Co-Founder and former President and board director at GlobaliD, Inc. During her tenure as Co-Founder, President and board director she led GlobaliD's growth including building a high-quality team, launching a cutting-edge product and signing on first digital wallet customers. Prior to this, she was an executive at eBay/PayPal as Head of Strategy for eBay Marketplaces building new growth strategies in areas such as mobile commerce and cross-border payments. She earned her Master of Business Administration from the University of Pennsylvania Wharton School and her Bachelor of Science degree from Case Western Reserve University.

8	National Bank Holdings Corporation

 Joseph is a past President of the North American Securities Administrators Association (“NASAA”), and also served as a director on NASAA’s Board for almost a decade. Mr. Joseph currently serves as a board member of the Colorado Board of Mortgage Loan Originators, being appointed to that position by the Colorado Governor in 2014, and reappointed in 2018. He also serves as a member of the Investor Issues Committee for the Financial Industry Regulatory Authority (FINRA). In addition, Mr. Joseph serves as an advisory board member for Plains Dedicated, a privately-held trucking company. Mr. Joseph holds a Bachelor of Science degree in Business Administration from Colorado State University-Pueblo and an MBA in Finance and Accounting from Regis University in Denver. Mr. Joseph’s substantial experience in the regulatory fields of financial services and securities qualifies him to serve on our Board of Directors.

Age: 70 Director Since: 2014

Fred J. Joseph

Independent Director

Audit & Risk Committee Member

Nominating & Governance Committee Member

EXPERIENCE AND QUALIFICATIONS

Mr. Joseph has served as a director for the Company since 2014 and serves on the Board’s Audit & Risk Committee and Nominating and Governance Committee. He is a board member of both NBH Bank and Bank of Jackson Hole Trust. In addition, he serves as an advisory board member for Plains Dedicated, a privately-held trucking company. Mr. Joseph served as a board member of the Colorado Board of Mortgage Loan Originators from 2014 to 2022 and served as a board member of the Investor Issues committee for the Financial Industry Regulatory Authority (FINRA) until 2022. Mr. Joseph was a financial services regulator for 30 years, retiring at the end of 2013 as the Banking and Securities Commissioner for the State of Colorado, a dual role created in 2011. Mr. Joseph also served as the Acting Banking Commissioner for the State of Colorado from 2008 to 2010. He was originally appointed as the Securities Commissioner in 1999. In that role, he oversaw the regulatory agency that licenses stockbrokers, brokerage firms and investment advisers in Colorado. In his role as the Banking Commissioner, he had regulatory oversight of state-chartered commercial banks, money transmitters and trust companies in Colorado. From 1992 to 1999, he was the Deputy Securities Commissioner for the State of Colorado. In that position, he oversaw the examination functions as well as the administrative matters for the Colorado Division of Securities. Prior to that, he was the Deputy Commissioner of Financial Services in Colorado for eight years, where he was responsible for the examination and regulatory oversight of state-chartered savings and loan associations and credit unions in Colorado. Mr. Joseph is a past President of the North American Securities Administrators Association (“NASAA”), and also served as a director on NASAA’s board for almost a decade. Mr. Joseph holds a Bachelor of Science degree in Business Administration from Colorado State University-Pueblo and an MBA in Finance and Accounting from Regis University in Denver. Mr. Joseph’s substantial experience in the regulatory fields of financial services and securities qualifies him to serve on our Board of Directors.

2023 Annual Proxy Statement	9

President and Chief Executive Officer ad range of banking operations for more than 35 years.
Age: 62 Director Since: 2010

G. Timothy Laney

Chairman of the Board
President and Chief Executive Officer

EXPERIENCE AND QUALIFICATIONS

Mr. Laney has served as the Company’s President and Chief Executive Officer and as a director for the Company since 2010 and currently holds the same positions at NBH Bank and as the Chief Executive Officer and director of Bank of Jackson Hole Trust. Mr. Laney was appointed as Chairman of the Company’s Board of Directors in 2014 and he also serves as the Chairman of the Board of both NBH Bank and Bank of Jackson Hole Trust. Additionally, Mr. Laney is a board member of Finstro Global Holdings Inc., Finexio, Moffitt Cancer Center, the Chairman of the USA Weightlifting Foundation and is the founder of the NBH Bank Do More Charity Challenge®. Mr. Laney has also served as a board member of the Colorado Bankers Association. Mr. Laney is the former Senior Executive Vice President and Head of Business Services at Regions Financial, one of the nation’s largest full-service banks. He joined Regions Financial in late 2007 to lead the transformation of the bank’s wholesale lines of business. Prior to his tenure at Regions Financial, Mr. Laney had a 24-year tenure with Bank of America, where he held senior management roles in small business, commercial banking, private banking, corporate marketing and change management. He also served as President of Bank of America, Florida, with more than 800 banking centers and $50 billion in total assets. He was also a member of Bank of America’s Management Operating committee. Mr. Laney brings to our Board of Directors valuable and extensive experience from managing and overseeing a broad range of banking operations for more than 35 years.

Age: 65 Director Since: 2021

Patrick Sobers

Director

EXPERIENCE AND QUALIFICATIONS

Mr. Sobers has served as a director for the Company since 2021 and also serves as a member of the board of directors of both NBH Bank and Bank of Jackson Hole Trust. Mr. Sobers previously served as the EVP, Head of Business and Consumer Banking for NBH Bank. Mr. Sobers is currently a member of the board of trustees of Denver Seminary, a member of the Foundation board of the Moffitt Cancer Center, and he is the Treasurer for Third Way Center, as well as a member of its board. Mr. Sobers has over 30 years of experience in the financial services industry. Prior to joining NBH Bank in 2012, he held several leadership positions at Bank of America, including: the Southeast Region’s Consumer Banking Executive; Customer Service and Solutions Executive; Premier Banking and Investments Regional Executive for Florida and Georgia (now Merrill Lynch Wealth Management); and as Tampa Market President. He holds a Bachelor of Applied Science degree in Business Administration from Boston University. Mr. Sobers has been very active in the communities where he has resided, serving on the boards of numerous civic and charitable organizations.

10	National Bank Holdings Corporation

Age: 73 Director Since: 2009

Micho F. Spring

Independent Director

Audit & Risk Committee Member

Nominating & Governance Committee Member

EXPERIENCE AND QUALIFICATIONS

Ms. Spring has served as a director for the Company since 2009 and serves on the Board’s Audit & Risk Committee and Nominating and Governance Committee. She also serves as a member of the board of directors of both NBH Bank and Bank of Jackson Hole Trust. Ms. Spring was a senior executive at Weber Shandwick from 1992 to 2022 where she served as Chief Reputation Officer, Chair of the Global Corporate Practice and President of New England. Prior to joining Weber Shandwick, Ms. Spring was Chief Executive Officer of Boston Telecommunications Company. Ms. Spring currently serves as Chair Emeritus and is on the Executive Committee of the Greater Boston Chamber of Commerce and is a board member of the Corporation of Partners Healthcare, Inc. She also serves on numerous boards of civic organizations, including National Association of Corporate Directors (NACD) New England, John F. Kennedy Library Foundation, Friends of Caritas Cubana and the Massachusetts Conference for Women. Ms. Spring served for four years as Deputy Mayor of Boston. She previously served as Chief of Staff to Boston Mayor Kevin H. White after four years of service in New York City government. She also served as a director of Citizens Bank of Massachusetts, one of the largest state-chartered banks in Massachusetts at the time of her service. Ms. Spring attended Georgetown and Columbia Universities and received a Masters in Public Administration from Harvard’s Kennedy School of Government. Ms. Spring’s extensive public policy experience, expertise in public relations, involvement in community activities and knowledge of financial institutions make her a valuable member of our Board.

Nominating & Governance Committee Member
Age: 59 Director Since: 2016

Art Zeile

Independent Director

Compensation Committee Chair

Audit & Risk Committee Member

EXPERIENCE AND QUALIFICATIONS

Mr. Zeile has served as a director for the Company since 2016 and also serves as Chairman of the Compensation Committee since May 2022, and as a member of the Audit & Risk Committee. Mr. Zeile is currently the CEO of DHI Group, Inc. (NYSE: DHX), a leading provider of data, insights and employment connections through its specialized services for technology professionals and other select online communities. Mr. Zeile currently serves on the board of his own company, DHI Group, Inc., as well as Element Critical. He also serves as an advisor of the Dispatch Health Advisory board. Mr. Zeile co-founded and served as the CEO of HOSTING, a pioneer in the cloud hosting space, from 2008 through 2016. He was previously a director for Intrado (NASDAQ: TRDO) from 2004 to 2006 and several other private companies. His extensive career experience also includes serving as CEO and co-founder of several technology companies. He began his career as an officer in the U.S. Air Force. Mr. Zeile holds a Master of Public Policy from the JFK School of Government, Harvard University and a Bachelor of Science in Astronautical Engineering from the U.S. Air Force Academy. Mr. Zeile's extensive experience in software, telecommunications, internet, datacenter and security technologies, with a particular focus on cybersecurity, qualifies him to serve on our Board of Directors.

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Governance

The Board is committed to sound and effective governance principles and practices. The Board has adopted Governance Guidelines to provide the framework for the governance of the Board and the Company. These guidelines set forth, among other matters, qualifications for Board membership, director independence standards, director responsibilities, information about the structure of the Board and its committees, director compensation, management succession and Board self-evaluation. Each director serves for a one-year term. We do not have a staggered or classified Board.

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our associates as well as our directors. Additionally, the Board has adopted a Supplemental Code of Ethics for CEO and Senior Financial Officers (together, with the Code of Business Conduct and Ethics, the “Codes of Ethics”). We expect all of our associates to adhere to the highest standards of ethics and business conduct with other associates, clients, shareholders, and the communities we serve and to comply with all laws, rules, and regulations that govern our business.

Shareholders and other interested persons may view our Governance Guidelines, our Codes of Ethics and other key information about our corporate governance on our website at www.nationalbankholdings.com.

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve.

The Board held 8 meetings during 2022 and each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. The Board and each standing committee regularly meet in executive session. During 2022, the Board met in executive sessions without the CEO and other members of management present four times. During 2022, the independent Lead Director chaired each of the executive sessions of the Board, and the chairs of each committee chaired the executive sessions of the committees.

All directors are expected to attend each annual meeting of shareholders of the Company. In 2022, all directors attended the Company’s annual meeting of shareholders.

Committees of the Board

The Board has established three standing committees: Audit & Risk Committee, Compensation Committee and Nominating & Governance Committee. The Board’s committees act on behalf of the Board and report on their activities to the entire Board. The Board appoints the members and chair of each committee based on the recommendation of the Nominating & Governance Committee.

12	National Bank Holdings Corporation

The following table provides membership information for each of the Board’s standing committees as of the date of this proxy statement.

Audit & Risk Committee	Compensation Committee	Nominating & Governance Committee
Ralph W. Clermont, Chair	Art Zeile, Chair	Robert E. Dean, Chair
Robert E. Dean	Ralph W. Clermont	Ralph W. Clermont
Alka Gupta	Robert E. Dean	Fred J. Joseph
Fred J. Joseph	Alka Gupta	Micho F. Spring
Micho F. Spring	Burney S. Warren, III
Burney S. Warren, III
Art Zeile

With respect to each committee, the Board has adopted a charter that addresses its purpose, authority and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion, each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee periodically reviews and assesses its charter’s adequacy and reviews its performance, and also is responsible for overseeing risk related to the responsibilities described in its charter. Shareholders and other interested persons may view each committee’s charter on the Investor Relations section of our website at www.nationalbankholdings.com.

Audit & Risk Committee

Purpose and Responsibilities. The Audit & Risk Committee is responsible for, among other things:

●	reviewing our financial statements and public filings that contain financial statements, significant accounting policy changes, material weaknesses and significant deficiencies, if any, and risk management issues;
●	overseeing the performance of our internal audit function as well as serving as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems;
●	reviewing the adequacy of our internal audit department charter on an annual basis;
●	overseeing the audit and other services of our outside auditors and being directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside auditors, including the review and evaluation of the lead audit partner;
●	discussing any disagreements between our management and the outside auditors regarding our financial reporting; and
●	preparing the Audit & Risk Committee Report for inclusion in our proxy statement for our annual meeting.

Membership and Meetings. Under its charter, the Audit & Risk Committee must have a minimum of three members. No Audit & Risk Committee member may serve on the audit committee of more than two other public companies. Each member of the Audit & Risk Committee is independent, as independence for audit committee members is defined by NYSE and SEC rules, as discussed below under “Director Independence.” The Board has determined, in its business judgment, that each current member of the Audit & Risk Committee is financially literate as required by NYSE rules, and that Mr. Clermont, the committee’s chair, qualifies as an “audit committee financial expert” as defined by SEC regulations.

The Audit & Risk Committee meets as often as necessary to carry out its responsibilities, but no less than quarterly. In 2022, the Audit & Risk Committee met four times.

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Compensation Committee

Purpose and Responsibilities. The Compensation Committee is responsible for, among other things:

●	determining the compensation of our executive officers;
●	reviewing our executive compensation policies and plans;
●	oversight of the Company’s compensation practices generally;
●	administering and implementing our equity compensation plans;
●	preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting; and
●	overseeing the Company’s talent management and succession planning process, including succession planning for the position of CEO.

The Compensation Committee’s process and procedures for establishing compensation for our Named Executive Officers is discussed in the “Compensation Discussion and Analysis” section elsewhere in this proxy statement.

Membership and Meetings. Under its charter, the Compensation Committee must have a minimum of three members, two of which must meet the definition of a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). All Compensation Committee members must be independent under NYSE rules. The Board has determined that each current Compensation Committee member meets these qualifications, as further discussed below under “Director Independence.” The Compensation Committee meets as often as necessary to carry out its responsibilities, but no less than quarterly. In 2022, the Compensation Committee met four times.

Nominating & Governance Committee

Purpose and Responsibilities. The Nominating & Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become members of our Board of Directors and recommending director candidates for election or reelection to our Board;
●	reviewing and making recommendations to our Board of Directors with respect to the compensation and benefits of directors;
●	reviewing and approving or ratifying all related-party transactions in accordance with the Company’s Related Person Transactions Policy;
●	assessing the performance of our Board of Directors and its committees; and
●	monitoring our governance policies, principles and practices, including periodic review of the Company’s strategy, initiatives and policies regarding environmental, social and governance matters that are significant to the Company.

Information about the Nominating & Governance Committee’s process and procedures for establishing director compensation appears below under the “Director Compensation” section.

Membership and Meetings. Under its charter, the Nominating & Governance Committee must have a minimum of three members, each of whom must be independent under NYSE rules. The Board has determined that each member meets this standard, as discussed below under “Director Independence.” The Nominating & Governance Committee meets as often as necessary to carry out its responsibilities, but no less than quarterly. In 2022, the Nominating & Governance Committee met four times.

Director Nomination Process, Director Qualifications and Board Diversity

Director Selection Process and Qualifications. The Nominating & Governance Committee is responsible for identifying and reviewing the qualifications and skills of Board candidates and for recommending candidates for membership on our Board of Directors. The Board has continually sought directors with backgrounds and

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skills important to the priorities of the Company, which continue to change in connection with our strategic objectives, including our digital strategy. Significant banking regulatory skills were added when Mr. Joseph joined our Board in 2014. In 2016, high-level technology and cybersecurity skills were added with the appointment of Mr. Zeile as a director. The 2021 additions of Ms. Gupta and Mr. Sobers not only added diversity to our Board, but Ms. Gupta brings a breadth of digital payments skills and Mr. Sobers brings his significant years of consumer banking experience, both of which reflect the continual evolution of our Board. The breadth of experience and skills of the proposed Board is exemplified by the Board Skills Matrix chart below:

Director Diversity and Director Appointments. The Nominating & Governance Committee considers diversity in its assessment of potential nominees for Board membership, pursuant to our Governance Guidelines. In early 2021, our full Board set the goal of adding two new diverse Board members in the second half of 2021. It established an ad hoc Director Search Committee chaired by director Micho Spring to head the effort, which resulted in the addition of Patrick Sobers to the Board in August 2021 and Alka Gupta in November 2021. In addition to increasing the diversity of our Board, adding these two new directors reduced the average age and tenure of our directors.

Our Board currently has two female directors and is seeking to add a third female director in 2023, with a focus on candidates who have significant financial and audit related experience in the banking industry and who would qualify as an “audit committee financial expert” under SEC regulations. The Nominating and Governance Committee recently established an ad hoc Director Search Committee to lead this search, chaired by director Micho Spring and also including directors Clermont, Dean and Laney and the Company’s Chief Administrative Officer (“CAO”) and General Counsel, Angela Petrucci.

Shareholder Nominations. Shareholders are welcome to recommend candidates for membership on the Board. The Nominating & Governance Committee, in accordance with its charter, will evaluate candidates in the same manner that it evaluates other potential nominees. Our Bylaws require timely notice of shareholder nominations to our Secretary, as further discussed in the section “2023 Annual Meeting of Shareholders - Shareholder Proposals” elsewhere in this proxy statement. In order to make a nomination, a shareholder must be a shareholder at the time the Company gives notice of its annual meeting and at the time of the annual meeting, must be entitled to vote at the annual meeting, and must comply with the procedures of our Bylaws. The Bylaws require certain information regarding shareholders who wish to nominate candidates for Board membership. This includes (i) the name and address of such shareholder, as they appear on the Company’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (collectively, the “Nominating Party”), (ii) information regarding the shares owned

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by the Nominating Party, (iii) information regarding derivative and other instruments regarding the Company’s stock that the Nominating Party owns, (iv) contracts, arrangements, understandings or relationships the Nominating Party has entered into concerning the Company’s stock and (v) other information relating to the Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. For complete description of the requirements and procedures for shareholder nominations, please refer to our Bylaws.

Compensation Committee Interlocks and Insider Participation

During 2022, Messrs. Zeile, Clermont, Dean and Warren and Mses. Spring and Gupta served as members of our Compensation Committee. In connection with the Nominating & Governance Committee’s regular review of committee assignments after the May 2022 Annual Meeting, Mr. Zeile was appointed as Chairman of the Compensation Committee, Ms. Gupta was appointed as a Compensation Committee member and Ms. Spring transitioned to the Nominating & Governance Committee. None of them has at any time been an officer or associate of the Company, and none has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Independence

Our Governance Guidelines and committee charters require that a majority of the members of the Board of Directors and all members of the Audit & Risk Committee, the Compensation Committee and the Nominating & Governance Committee meet the criteria for independence required by the NYSE. Our Governance Guidelines require all members of the Audit & Risk Committee to meet the heightened independence requirements for audit committee members under the Exchange Act.

In February 2023, the Board, with the assistance of the Nominating & Governance Committee, undertook its annual review of director independence. In connection with this review, the Board evaluated banking, commercial, business, investment, legal, charitable, consulting, familial or other relationships with each director, and us and our affiliates. As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the corporate governance standards of the NYSE, including applicable SEC rules, with the exception of Mr. Laney because of his employment as an executive of the Company and Mr. Sobers due to his service until June 30, 2021 as an executive officer of NBH Bank.

Board Leadership Structure

The Board is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our stated goals and objectives and that the long-term interests of our shareholders are served. The Company currently does not have a fixed policy with respect to whether the same person may serve as both the Chairman of the Board and the Chief Executive Officer. The Board believes that it is in the best interests of the Company for the Board, in consultation with the Nominating & Governance Committee, to make this determination from time to time. Pursuant to the Company’s Governance Guidelines, when the position of Chairman of the Board is not held by an independent director, the independent directors shall appoint an independent director to serve as the independent Lead Director.

In 2014, the Board elected Mr. Laney, President and Chief Executive Officer of the Company, to serve as Chairman of the Board and the independent directors appointed Mr. Clermont to serve as the independent Lead Director. The Board concluded, based upon the Company’s size and history and its years of experience with Mr. Laney as Chief Executive Officer and as a fellow director, that a combined Chairman/CEO role for Mr. Laney and an independent Lead Director with a strong role and defined authorities is the better corporate governance structure for the Company. The Board considered Mr. Laney’s strong leadership roles with the Company’s shareholders and other stakeholders and with ongoing strategic planning, among other factors, and Mr. Clermont’s demonstrated ability to work with the Company’s senior management and provide

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leadership on Board and committee issues. The Board has been very pleased with its nine years of experience under this board leadership structure, which has enhanced Board communication and strategic planning.

The Board believes that both the duties of the independent Lead Director under the Company’s Governance Guidelines and the Board’s practice of regular meetings of, and communications between, directors in executive session without management are important parts of the Company’s corporate governance safeguards. Pursuant to the Company’s Governance Guidelines, the duties of the Lead Director include: (i) serving as a liaison, and facilitating communication, between the Chairman of the Board and the other directors; (ii) organizing, convening and presiding over executive sessions of the independent directors; (iii) presiding at all meetings of the Board at which the Chairman of the Board is not present; (iv) approving meeting schedules and agendas proposed by the Chairman and Chief Executive Officer, and consulting with the Chairman and Chief Executive Officer regarding the information to be provided to the directors in conjunction with such meetings; (v) serving as an advisor to the Board committees, chairs of the Board committees and other directors; (vi) serving as a member ex officio of each of the Board’s standing committees, with full voting rights on each such committee; (vii) if requested by major shareholders, ensuring that he or she is available for consultation and direct communication; (viii) calling meetings of the Board if deemed advisable by the independent Lead Director; and (ix) such other duties and responsibilities as assigned from time-to-time by the independent directors. As part of his duties as independent Lead Director, Mr. Clermont speaks regularly with Mr. Laney and other executives throughout the year.

Our current Board leadership structure supports the independence of directors. The directors meet in executive session without the Chairman & CEO or anyone from management a minimum of four times a year and each of the standing committees is comprised solely of and led by independent directors. Our independent Lead Director presides at each executive session of the independent directors of the Board and the independent committee chairs preside over the executive sessions of their respective committees. Moreover, both the Chairman and the independent Lead Director, as well as Ms. Spring and Messrs. Joseph and Sobers, serve as members of the Board of Directors of the Company’s wholly-owned subsidiaries, NBH Bank (the “Bank Board”), and Bank of Jackson Hole Trust (the “BOJHT Board”) which further contributes to the oversight of our business, management and policies.

The Board’s Role in Risk Oversight

Our Board of Directors oversees risk management throughout the Company. The Board accomplishes this primarily through its three standing committees, each of which is active in risk management.

The Audit & Risk Committee is responsible for oversight of the Company’s market, credit, liquidity, fraud, legal, compliance and other financial, operational (including cybersecurity) and reputational risks. The Audit & Risk Committee is further responsible for reviewing and approving guidelines, policies and processes for managing these risks. The Audit & Risk Committee monitors the Company’s risk exposure in all risk categories through regular reports prepared by members of management, including the Company’s Chief Risk Management Officer (“CRMO”). The Audit & Risk Committee determines the risk appetite of the Company. Additionally, the Audit & Risk Committee meets with representatives from the Company’s internal audit function and the Company’s independent registered public accountant, including in executive sessions without management present.

The Company devotes considerable resources to protect the confidentiality, integrity, and availability of its subsidiary Banks’ systems and data, including associate and client information. Through coordinated efforts across our information technology, risk management, and third parties, we continuously enhance our suite of cyber-defense and information security capabilities. Further, the Audit & Risk Committee is updated quarterly on Information Security and Cybersecurity trends and current efforts, and receives an annual report on the Company’s Information Security Risk Assessment efforts. Mr. Zeile, one of our directors who has extensive experience in information technology and cybersecurity matters, regularly discusses the Company’s technology initiatives with senior management responsible for these areas. In addition, Ms. Gupta has added deep experience in digital transformation and digital payment systems to our Audit & Risk Committee as a member.

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The Compensation Committee oversees risks related to compensation and human capital management, including risks that may arise from the Company’s incentive compensation practices. The Compensation Committee oversees and evaluates the design, administration and risk management of all of the Company’s material incentive compensation arrangements to ensure consistency with the safety and soundness of the Company and to appropriately balance risk and reward. The Compensation Committee also oversees the annual compensation risk assessment to identify any compensation practices that may present an unacceptable level of risk to the Company. In addition, the Compensation Committee oversees risks associated with human capital management in its oversight of the Company’s talent management and succession planning process.

The Nominating & Governance Committee oversees the Company’s governance program. This includes the Company’s Code of Ethics, Insider Trading Policy, disclosure policies, management of potential conflicts of interest, including related party transactions, and director independence.

Communications with Directors

Shareholders and other interested parties who wish to communicate with the Board, the independent directors as a group, or one or more individual directors may do so by contacting the Board’s Secretary by mail at National Bank Holdings Corporation, 7800 E. Orchard Road, Suite 300, Greenwood Village, CO 80111. Under our Governance Guidelines, the Secretary is responsible for referring such communication to the Board.

Environmental, Social and Governance (ESG) Matters

Beginning with our Board and through our associate base, we are committed to “Doing Good.” It is our strong belief in “Doing Good” that leads to our many efforts regarding ESG and sustainability with respect to our people, our clients, and with a focus on strengthening the communities and markets in which we operate our business. The following summary sets forth the activities undertaken by the Company that reflect its leadership with regards to its environmental, social and governance commitment to “Doing Good.”

Environmental

We are committed to safeguarding the environment through minimizing our impact by using environmentally friendly office products and materials and optimizing our use of office and banking center space. In addition, we continue to focus and invest in our mobile and digital platforms, resulting in a reduction in paper and fuel emissions. We have provided financing for green and sustainable businesses and are actively exploring more opportunities to invest in these industries.

Social

Our corporate culture is driven by our commitment to “Doing Good,” supported by our core values of Integrity, Meritocracy, Teamwork, Citizenship and community. The Company was founded in 2009 during the great recession, and the strong fundamentals and conservative principles that we put in place at our inception have consistently shaped how we operate our business.

Responsible and Client-Focused Business Practices

Our commitment to deliver common sense banking through building relationships with our clients that are based on the principles of fairness and simplicity continues to guide our business practices. We recognize that if our clients succeed, we succeed.

Our banking subsidiaries are community banks that understand that small businesses are critical for job creation, innovation and keeping money in the local communities we serve. Our subsidiary NBH Bank is an approved lender in the Small Business Administration’s (SBA) Preferred Lender Program. We offer a range of SBA loans and products to support our small business clients seeking to grow and expand their businesses. Through our acquisition of Rock Canyon Bank in September 2022, we obtained a highly successful SBA

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business platform. Additionally, our acquisition of the Bank of Jackson Hole has enabled us to offer trust and wealth management services to our clients and communities through the Bank of Jackson Hole Trust.

Knowledge is power and we provide resources on our bank websites to keep our clients informed on a number of important topics, including cyber security, financial planning, business trends, and more.

Supporting our Communities

The Company has a long-standing commitment to corporate social responsibility. We recognize our role in building and contributing to the health and safety of our surrounding community and workforce. We believe that our Company’s long-term success is deeply tied to the welfare of the communities we serve. We support a number of causes that underscore our focus on corporate social responsibility with our priorities being on helping people: (1) find work (2) find affordable housing, and (3) become financially empowered.

We strive to make a positive impact in the communities we serve through consistent engagement, as well as maintaining strong partnerships with a wide range of charitable organizations and causes. All of our associates are granted eight paid hours each year to donate their time to non-profit organizations that align with our Community Reinvestment Act (CRA) initiatives. In addition to volunteering their time, our associates hold board and committee positions, both internally and externally, aimed to better the communities we serve.

In 2022, for the seventh consecutive year, we completed our annual Do More Charity Challenge®, and we continue to contribute directly to a wide range of nonprofits in our communities. Our NBH Charitable Foundation provided much needed funding to nonprofits including the Third Way Center, Junior Achievement in Kansas City, Utah, Texas, and Idaho, People Fund in Texas, Hope House in Kansas City, and the People of All Colors Succeed in Kansas City. We contributed to the Young Americans Center for Financial Education to help teach children in our communities the importance of financial literacy and money management at a young age. In addition, we purchased loans from Habitat for Humanity in Fort Collins, Colorado to enable them to continue building much needed affordable housing for families in need.

Human Capital

Our core values also represent our belief that our Company’s long-term success is deeply tied to having a dedicated and engaged workforce. We are committed to building and contributing to a healthy workplace environment for our associates by investing in competitive compensation and benefit packages, promoting inclusion of diverse viewpoints and backgrounds, providing training and career development opportunities and promoting qualified associates within our organization. We are pleased to have welcomed over 200 new associates in connection with our two acquisitions in 2022.

Equity, Diversity and Inclusion

We are committed to attracting, developing, and retaining associates who reflect the communities in which we serve. Additionally, equity, diversity and inclusion helps us to connect and build better relationships within our Company and communities. This is reflected in the following data:

●	The Company’s workforce is made up of 1,322 full-time and part-time associates and the average tenure is six years as of December 31, 2022.
●	64% of the Company’s workforce is female and 54% of the Company’s managerial roles are female, as of December 31, 2022.
●	Minorities represent 23% of the Company’s workforce and 21% of the Company’s managerial roles, as of December 31, 2022.
●	In 2022, we hired 426 associates, and 66% of those new associates were female and 34% were minorities.

The Company oversees its equity, diversity and inclusion efforts through our broader ESG Committee that is comprised of a multi-disciplinary group of associates throughout NBH Bank with oversight by the executive management team. Additionally, Patrick Sobers, one of our directors, acts as co-chair of the ESG Committee

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and as the liaison to our Board of Directors, providing guidance and updating the Board on ESG activities. To further our diversity goals for our workforce, the Company has also implemented programs to foster equality and leadership opportunities for the entire associate base, including events with keynote speakers, panels and forums to gather associate feedback. Our management team also plays an integral part in championing women in business by hosting networking events, serving on panels and sponsoring relevant events that foster understanding and engagement. Our independent directors Ms. Spring and Ms. Gupta also play a role in mentoring women in leadership positions within our Company. In addition, our executive management team and Board of Directors have completed inclusive leadership training and that is being rolled out to team leaders across the Company.

Associate Compensation and Benefits

Our Company offers comprehensive benefits packages to our associates, including medical and prescription drug insurance, dental insurance and vision insurance as well as several voluntary benefit options. Our compensation structure recognizes the individual performance of our associates through merit-based salary increases with a focus on variable pay and paying for performance.

We also encourage our associates to think about their long-term financial stability. Our associates have the opportunity to participate in our 401(k) plan, which includes contribution matches from the Company. Additionally, we offer a stock purchase plan (ASPP) to our associates which allows those who work 20 hours or more per week to purchase shares in our Company through payroll deductions at a 10% discount.

Safety and Respect in the Workplace

We are committed to providing a safe and secure work environment in accordance with applicable labor, safety, health, anti-discrimination and other workplace laws. We strive for all of our associates to feel safe and empowered at work. To that end, we maintain a whistleblower hotline that allows associates and others to anonymously voice concerns. We prohibit retaliation against an individual who reported a concern or assisted with an inquiry or investigation.

Governance

As a financial holding company, with two bank subsidiaries, we are subject to an array of laws, many of which are aligned with the goals of ESG, the Community Reinvestment Act, the Bank Secrecy Act, fair lending laws and privacy laws. Our compliance program is designed to ensure that we are in compliance with these laws and regulations. Our program includes, among other things, tailored policies and processes that are reviewed on a regular basis, periodic training on such policies, periodic audits by our compliance team and/or our internal audit team, regular updates to the Audit & Risk Committee and our whistleblower hotline. In addition, our bank subsidiaries go through robust safety and soundness and compliance exams conducted by state and federal bank regulators. Apart from our compliance program and staying true to our core values, our fundamental belief is to operate our business in a transparent manner.

Our full Board is primarily responsible for our ESG strategy and receives quarterly updates. Our Board extensively discusses ESG matters throughout its meetings. In addition, the Audit & Risk Committee receives quarterly written and oral reports on a number of ESG-related topics, including risk management, credit risk, cyber and information security and regulatory compliance, etc. The Nominating & Governance Committee monitors corporate governance trends on an annual basis, including trends relating to ESG, and our Compensation Committee receives periodic updates on our human capital strategy, both from a compensation and benefits perspective.

20	National Bank Holdings Corporation

Director Compensation

Compensation Principles. The Nominating & Governance Committee and the Board believe director compensation should be based upon the following principles:

●	to align director interests with those of our shareholders, Board compensation should be predominately (at least 50%) equity-based and reinforced by stock ownership requirements;
●	director compensation should be sufficient to attract and retain high caliber experienced directors and commensurate with the work required and responsibilities undertaken; and
●	to foster management solicitation of director input and minimize administrative burdens, directors should receive annual retainers and not individual meeting fees.

Compensation Elements. In 2022, each director (other than Mr. Laney) received an annual cash retainer of $60,000 for his or her service as a member of the Board of Directors, except that the independent Lead Director received an additional $10,000 annual cash retainer. The chair of the Audit & Risk Committee received an additional annual cash retainer of $30,000 and each of the chairs of the Compensation and Nominating & Governance Committees received an additional annual cash retainer of $20,000. All cash retainers for our directors are paid quarterly, in arrears. In addition, each director (other than Mr. Laney) received an annual grant of restricted stock with an aggregate grant date fair value of $110,000, except that the independent Lead Director received an annual grant of restricted stock with an aggregate grant date fair value of $125,000. The annual grants are made on the day of our Annual Meeting of Shareholders, with 50% of the shares vesting 180 days following such date and 50% of the shares vesting on the date immediately preceding our next Annual Meeting of Shareholders, in each case, subject to continued service. No individual meeting fees are paid for either Board meetings or committee meetings, whether in person or by telephone. We reimburse directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. We generally do not provide personal benefits (perquisites) to our directors. Our directors are eligible to participate in the Company’s Nonqualified Deferred Compensation Plan described in “Nonqualified Deferred Compensation Plan” below. In 2022, Ms. Spring participated in the plan.

Compensation Review. Our director compensation structure and amounts are reviewed regularly, with the assistance of F.W. Cook & Co., Inc. (“F.W. Cook”), the independent compensation consultant that the Nominating & Governance Committee engages for director compensation matters, including for the review of peer and other public company data. Director compensation was last changed in 2019 and remained at that level for four years through 2022. In November 2022, the Board, with recommendations from F.W. Cook, reviewed 2023 director compensation and determined to increase, effective January 1, 2023, the annual board cash retainer from $60,000 to $75,000 and the grant date fair value of annual restricted stock grant from $110,000 to $120,000 ($125,000 to $135,000 for our independent Lead Director). All other aspects of the director compensation program remained unchanged.

Stock Ownership Guidelines. We believe ownership of NBHC stock aligns the interests of directors with those of our shareholders and emphasizes the long-term aspects of equity-based compensation. Under the current director stock ownership guidelines (the “Director Stock Ownership Guidelines”), each of our directors (other than Mr. Laney) are required to beneficially own shares of NBHC stock worth five times their annual board cash retainer within five years (the “Director Minimum Ownership Threshold”). Shares counted for the purposes of the Director Stock Ownership Guidelines includes vested restricted shares and all other shares owned outright. Unvested restricted shares and unexercised stock options do not count towards the threshold. Directors who have not achieved the Director Minimum Ownership Threshold are required to retain 50% of the after-tax portion of vested stock awards until the threshold is met. As of March 17, 2023, all applicable directors were in compliance with the Director Stock Ownership Guidelines, with all at or above the Director Minimum Ownership Threshold, with the exception of Ms. Gupta, who joined the Board on November 1, 2021.

Mr. Laney, as an associate of the Company, does not receive separate compensation for his service on the Board of Directors. Information on his compensation is included under the section “Executive Compensation” elsewhere in this proxy statement.

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The Compensation for our directors (other than Mr. Laney, whose compensation is disclosed in the section entitled “Executive Compensation” below) during 2022 was as follows:

2022 Director Compensation Table

	Fees earned or paid	Stock
	in cash	awards	Total
Name	($)(1)	($)(2)(3)	($)
Ralph W. Clermont	100,000	125,000	225,000
Robert E. Dean	80,000	110,000	190,000
Alka Gupta	60,000	110,000	170,000
Fred J. Joseph	60,000	110,000	170,000
Patrick Sobers	60,000	110,000	170,000
Micho F. Spring	60,000	110,000	170,000
Burney S. Warren, III	66,813	110,000	176,813
Art Zeile	73,187	110,000	183,187
(1)	All of Ms. Spring’s cash retainer for 2022 was deferred and credited to an account in her name under the Company’s Nonqualified Deferred Compensation Plan.

(2)	Represents the aggregate grant date fair market value of the restricted stock awards granted to each of our directors (other than Mr. Laney) in 2022, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), using the valuation assumptions described in Note 17, “Stock-Based Compensation and Benefits” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2022.

(3)	As of December 31, 2022, our directors (other than Mr. Laney) held the following unvested restricted stock and option awards: 1,670 shares of unvested restricted stock with respect to Mr. Clermont, 1,469 shares of unvested restricted stock, 13,383 vested options, and 2,493 unvested options with respect to Mr. Sobers (with all option awards having been granted to Mr. Sobers in connection with his previous service as an executive officer of the Company), and 1,469 shares of unvested restricted stock with respect to Messrs. Dean, Joseph, Warren and Zeile and Mses. Spring and Gupta.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Policy and Procedures

The Board has adopted a written policy that establishes a framework for the review and approval or ratification of transactions between the Company and its related persons and/or their respective affiliated entities. We refer to this policy as our “Related Person Transactions Policy.” The Related Person Transactions Policy is available on our website at www.nationalbankholdings.com.

“Related Persons” under this policy include our directors, director nominees, executive officers, persons who recently served as directors or executive officers, holders of more than 5% of any class of our voting securities and immediate family members of any of the foregoing persons. An “immediate family member” of a related person means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law of a related person and any person (other than a tenant or employee) sharing a household with a related person.

Under the Related Person Transactions Policy, no Related Person Transaction may be consummated or continued unless approved by the Nominating & Governance Committee.

22	National Bank Holdings Corporation

A “Related Person Transaction” is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which the Company (or any of its subsidiaries) is, was or will be a participant and the amount involved exceeds $120,000, and in which the Related Person had, has or will have a direct or indirect material interest, other than:

●	employment relationships or transactions involving an executive officer and any related compensation solely resulting from such employment if (i) at any time when the Company is subject to Sections 13 or 15(d) of the Exchange Act, the compensation is required to be reported in the Company’s annual proxy statement, and at any time when the Company is not subject to such Sections of the Exchange Act, the compensation is approved by the Compensation Committee of the Company or (ii) the executive officer is not an immediate family member as defined above and such compensation was approved, or recommended to the Board for approval, by the Compensation Committee;
●	compensation for serving as a director of the Company;
●	payments arising solely from the ownership of the Company's equity securities in which all holders of that class of equity securities received the same benefit on a pro rata basis;
●	indebtedness arising from ordinary-course transactions such as the purchases of goods and services at market prices, and indebtedness transactions with any person or entity that is a Related Person only because such person or entity owns more than 5% of any class of the Company’s voting securities;
●	transactions where the rates or charges are determined by competitive bids;
●	transactions where the rates or charges are fixed in conformity with law or governmental authority in connection with the provision of services as a common or contract carrier or public utility;
●	ordinary course transactions involving the provision of certain financial services (e.g., by a bank depository, transfer agent, registrar, trustee, etc.).

The Nominating & Governance Committee is responsible for approving, ratifying or disapproving of all Related Person Transactions. Prior to the consummation of any Related Person Transaction, Company management is responsible for providing the Nominating & Governance Committee with all material information regarding the potential Related Person Transaction and the interest of any Related Persons in such transactions. The Nominating & Governance Committee shall only approve or ratify a Related Person Transaction if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. No member of the Nominating & Governance Committee shall participate in the review, consideration or approval of any Related Person Transaction with respect to which such member or any member of his or her immediate family is a Related Person.

In the event management determines it is impractical or undesirable to wait until the next meeting of the Nominating & Governance Committee to approve a Related Person Transaction, the Chair of the Nominating & Governance Committee may review and approve the Related Person Transaction, in accordance with the criteria set forth herein. The Chair of the Nominating & Governance Committee will report any such approval to the Nominating & Governance Committee at its next regularly scheduled meeting.

Ordinary Course Transactions

During 2021 and 2022, certain of the executive officers and directors of the Company, or of NBH Bank or Bank of Jackson Hole Trust (our wholly-owned bank subsidiaries), and affiliates of such persons have, from time to time, engaged in banking transactions with NBH Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by NBH Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

2023 Annual Proxy Statement	23

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit & Risk Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2023, and the Audit & Risk Committee has determined that such appointment is in the best interest of the Company and its shareholders. KPMG’s tenure as the auditor of the financial statements of the Company began in 2010, which included auditing the 2009 financial statements. To help ensure the independence of our independent registered public accounting firm, the Audit & Risk Committee oversees the required five year rotation of our lead audit partner and also, on a periodic basis, considers the rotation of our independent registered public accounting firm. In determining whether to reappoint KPMG, the Audit & Risk Committee also periodically considers, among other things, the following: (1) the advisability and potential impact of selecting a different independent registered public accounting firm, (2) experience auditing banks our size, (3) reasonableness of fees, (4) the quality of communications with the Audit & Risk Committee and management, (5) a review of KPMG’s performance of the annual audit, and (6) review of the quality initiatives and steps KPMG is taking to improve the quality and efficiency of its audits.

Shareholders will vote during the Meeting to ratify such appointment. Representatives from KPMG are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends you vote “FOR” the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2023.

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2022 and 2021:

	2022	2021
Audit fees	$1,800,000	$1,022,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,800,000	$1,022,500

Audit Fees. Audit fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q and the audit of our internal control over financial reporting. In 2022, audit fees included fees related to the acquisitions of Bancshares of Jackson Hole Incorporated and Community Bancorporation.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above. There were no audit-related fees in 2022 and 2021.

Tax Fees. Tax fees principally relate to the preparation of tax returns, compliance services, tax planning and consultation services. There were no tax fees paid to KPMG in 2022 and 2021.

All Other Fees. All other fees consist of fees for products and services other than the services reported above. There were no such fees paid to KPMG in 2022 and 2021.

24	National Bank Holdings Corporation

Audit & Risk Committee Pre-Approval Policies and Procedures

The Audit & Risk Committee selects and oversees our independent registered public accounting firm. The Audit & Risk Committee’s charter requires that the committee pre-approve all audit, audit-related, tax and other services performed by the independent registered public accounting firm, subject to de minimis exceptions for certain non-audit services, so long as such services are approved by the committee prior to the completion of the audit. In approving any non-audit services, the Audit & Risk Committee considers whether the provision of the services would impair the independent registered public accountant’s independence.

The Audit & Risk Committee may delegate pre-approval authority and responsibility to individuals or to designated subcommittees consisting of one or more members of the committee, provided that any such pre-approvals are presented to the committee at its next scheduled meeting. The Audit & Risk Committee has delegated such pre-approval authority to its Chair.

In 2022 and 2021, the Audit & Risk Committee pre-approved all of the audit services provided by KPMG.

Audit & Risk Committee Report

The Audit & Risk Committee’s charter, a copy of which is available on the Investor Relations section of our website at www.nationalbankholdings.com, sets forth the Audit & Risk Committee’s purposes and responsibilities. The seven members of the Audit & Risk Committee are named below. Each member is independent, as independence for audit committee members is defined by NYSE rules and SEC regulations. The Board has determined, in its business judgment, that each member of the Audit & Risk Committee is financially literate as required by NYSE rules and that Mr. Clermont qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for our consolidated financial statements, the overall reporting process, maintaining adequate internal control over financial reporting and, with the assistance of our internal auditors, assessing the effectiveness of our internal control over financial reporting. The Audit and Risk Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate, and control such exposures. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). This audit serves as a basis for the auditors’ opinion included in the annual report to shareholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles as of December 31, 2022. The Audit & Risk Committee’s responsibility is to monitor and oversee these processes.

The Audit & Risk Committee has reviewed and discussed our 2022 audited financial statements with management and KPMG. The Audit & Risk Committee has discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, including matters relating to the conduct of the audit of our financial statements. KPMG has provided to the Audit & Risk Committee the written disclosures required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit & Risk Committee concerning independence, and the Audit & Risk Committee has discussed with KPMG that firm’s independence from us. Based on this review and these discussions, the Audit & Risk Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Current Members of the Audit & Risk Committee:

Ralph W. Clermont, Chair

Robert E. Dean

Alka Gupta

Fred J. Joseph

Micho F. Spring

Burney S. Warren, III

Art Zeile

2023 Annual Proxy Statement	25

Proposal 3 - Advisory Vote on Executive Compensation (Say-on-Pay)

Non-Binding Advisory Vote

The Company seeks your advisory vote on the following resolution to approve the compensation of our named executive officers:

“Resolved, that the shareholders of National Bank Holdings Corporation hereby approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Effect of Non-Binding Advisory Vote

This advisory vote is not binding on the Company. Our Board and our Compensation Committee do, however, review the results of the vote and, consistent with our commitment to shareholder engagement, will take it into account in determining executive compensation.

Compensation Philosophy

The Company’s compensation philosophy is designed to attract, develop and retain the talent needed for the organization’s continued success in building a competitive franchise and executing our strategic plan. We intend these programs to be aligned with performance goals that motivate executives to achieve strategic goals prudently and within acceptable risk parameters. Our executive compensation program is designed to reward individual contributions and to create long-term shareholder value. Our compensation philosophy is discussed in greater detail in the “Compensation Discussion and Analysis” section elsewhere in this proxy statement.

Recommendation

The Board encourages you to read both the “Letter to Shareholders from the Compensation Committee” section starting on page 36 and the “Compensation Discussion and Analysis” section starting on page 40. The Compensation Committee is committed to maintaining a strong link between pay and performance and explaining the rationale for its pay decisions. For these reasons, we strongly believe you should approve the compensation of our named executive officers.

E prop

The Board recommends you vote “FOR” the proposal to approve the Advisory Vote on Executive Compensation (Say-on-Pay).

Proposal 4 – 2023 Equity Share Plan Approval

The Company currently maintains a 2014 Omnibus Incentive Plan (the “2014 Plan”), which will expire by its terms on May 7, 2024. On March 23, 2023, based upon the recommendation of the Compensation Committee, the Board has approved a new 2023 Omnibus Incentive Plan (the “2023 Plan”) and is submitting a proposal for approval of the 2023 Plan by shareholders. The 2023 Plan replaces the 2014 Plan, and, if approved by our shareholders, no additional equity awards will be granted pursuant to the 2014 Plan and the NBH Holdings Corp. 2009 Equity Incentive Plan (which was replaced by the 2014 Plan in 2014) (together, the “Prior Plans”) after the date of such approval (the “Effective Date”). Any awards granted under the Prior

26	National Bank Holdings Corporation

Plans, however, will remain in full force and effect under the Prior Plans according to their respective terms and shall not be subject to the 2023 Plan, except that grants made from January 1, 2023 onwards will be reduced from the shares available under the 2023 Plan.

The granting of equity awards is an important aspect of the Company’s retention and compensation program, and the Company has determined that adopting a new omnibus plan is necessary to advance its compensation philosophy and to make certain changes to reflect sound compensation and governance practices (as discussed in more details below) and changes in our grant practices. In particular, the 2014 Plan currently utilizes a “fungible share ratio” under which “full value awards” (generally restricted stock, restricted stock units, and performance shares awards) reduce the share reserve on a 3.25-for-1 basis, but other awards (generally stock options and stock appreciation rights) reduce the share reserve on a 1-for-1 basis. Under the 2023 Plan, all awards will reduce the share reserve on a 1-for-1 basis. This change in methodology is aimed to reflect the changes to our overall equity award mix in recent years, which is more heavily weighted towards performance units as opposed to stock options, and will simplify the administration of the 2023 Plan.

As of December 31, 2022, there were 3,608,461 shares available for grant pursuant to the 2014 Plan, which could be granted as 3,608,461 stock options or stock appreciation rights, as 1,110,295 full value awards, or some combination of the two. Under the new methodology, where all awards reduce the share reserve on a 1-for-1 basis, the Company only seeks authorization of 1,525,000 shares under the 2023 Plan, less the total number of shares that were subject to any award granted under the 2014 Plan after December 31, 2022, and before the Effective Date.

The 2023 Plan includes the following sound compensation and governance practices:

●	No Evergreen Provision. Fixed number of shares available for grant that will not automatically increase;
●	Double-Trigger Change-in-Control Provision. Does not mandate accelerated vesting of equity awards in connection with a change in control in which such awards are continued or assumed by the post-transaction entity; instead includes a double-trigger change-in-control provision that provides for the accelerated vesting of awards assumed following a change in control upon a qualifying termination within a prescribed period of time;
●	No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;
●	Prohibition on Repricing and Cash Buyouts. Prohibits the repricing or the exchange of stock options and stock appreciation rights without shareholder approval;
●	Limitation on Non-Employee Director Compensation. Limits the value of total compensation (including equity awards granted under the 2023 Plan and any other compensation such as cash retainers or fees) that might be made to any non-employee director during a Board cycle (i.e., the period beginning on an Annual Meeting and ending at immediately before the start of the next Annual Meeting) to $750,000 ($1,250,000 in the first Board cycle in which an individual becomes a member of the Board);
●	Limitations on Share Recycling. Shares tendered in payment of the exercise price of stock options or stock appreciation rights or shares withheld to satisfy tax withholding obligation related to stock options or stock appreciation rights will not be added back to the 2023 Plan; and
●	Clawback Policy. Awards under the 2023 Plan are subject to the Company’s policies on, or any provisions in an individual agreement between the Company and a participant (an “Individual Agreement”) providing for, recoupment and clawback.

2023 Annual Proxy Statement	27

The Board recommends that shareholders vote “FOR” the proposal to approve the National Bank Holdings Corporation 2023 Omnibus Incentive Plan (Proposal 4).

Summary of the 2023 Plan

The following is a summary of the material terms of the 2023 Plan. The full text of the 2023 Plan is attached as Annex A to this Proxy Statement and the following summary is qualified in its entirety by reference to the terms of the 2023 Plan. Shareholders are urged to review the 2023 Plan before determining how to vote on this proposal.

Overview

The purpose of the 2023 Plan is to give us the ability to competitively attract, retain and motivate executives, associates, directors and consultants who will contribute toward our continued growth, profitability and success by providing stock-based incentives that offer an opportunity to participate in our future performance and align the interests of such officers, associates, directors and/or consultants with those of our shareholders.

Administration

The 2023 Plan will be administered by our Board directly, or if the Board elects, our Compensation Committee or such other committee of our Board as our Board may from time to time designate, which we refer to as the “Committee.” Our Compensation Committee consists solely of independent directors. Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of Class A common stock to be covered by each award, and to determine the terms and conditions of any such awards. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it.

Eligibility

Current and prospective directors, associates (including executive officers) and consultants of the Company and any of our subsidiaries and affiliates are eligible to participate in the 2023 Plan.

Shares Subject to the 2023 Plan

The aggregate number of shares of our Class A common stock available for issuance under the 2023 Plan is 1,525,000 shares less the total number of shares that were subject to an any award granted under the 2014 Plan after December 31, 2022, and before the Effective Date, all of which may be granted as incentive stock options.

In determining the number of shares to be available under the 2023 Plan, our Compensation Committee reviewed the shares remaining under the 2014 Plan and evaluated the prospective needs of the Company going forward. The Committee also evaluated the mix of equity and whether a 1:1 fungible ratio is more appropriate on a prospective basis.

During any Board cycle, the aggregate value of total compensation (including equity awards granted under the 2023 Plan and any other compensation such as cash retainers or fees) that might be made to any non-employee director of the Company may not exceed $750,000 ($1,250,000 in the first Board cycle in which an individual becomes a member of the Board).

To the extent that any award under the 2023 Plan or the Prior Plans is forfeited, expires, or is settled for cash, in each case on or after the Effective Date, the shares of Class A common stock subject to such awards not delivered as a result thereof will again be available for awards under the 2023 Plan. Any shares that become available for awards will be added as one share for every one share subject to such award. If the tax withholding obligations relating to any award under the 2023 Plan or the Prior Plans (in each case, other than awards of stock options, stock appreciation rights or cash awards) are satisfied by delivering shares of Class

28	National Bank Holdings Corporation

A common stock (by either actual delivery or by attestation) on or after the Effective Date, the shares tendered or withheld will be added to the shares available for awards under the 2023 Plan. But to the extent any shares of Class A common stock subject to an award under the 2023 Plan or the Prior Plans, (a) are withheld to satisfy the exercise price of a stock option, or the tax withholding obligations relating to stock options or stock appreciation rights, or (b) are not issued in connection with the stock settlement of a stock appreciation right upon exercise, such shares of Class A common stock will not be added to the shares authorized for grant under the 2023 Plan.

The 2023 Plan provides that, in the event of certain extraordinary corporate transactions or events affecting us, the Committee or our Board will or may make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2023 Plan, (b) the various maximum limitations set forth in the 2023 Plan, (c) the number and kind of shares or other securities subject to outstanding awards, (d) the performance goals applicable to outstanding awards, and (e) the exercise price of outstanding options and stock appreciation rights. In the case of corporate transactions such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Awards

A summary of the types of awards that can be made under the 2023 Plan is set forth below.

Stock Options and Stock Appreciation Rights

Stock options granted under the 2023 Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. Stock appreciation rights can also be granted under the 2023 Plan. The 2023 Plan does not permit any stock option or stock appreciation right to be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option or stock appreciation right with a lower exercise price, or otherwise be subject to any action that would be treated, under the NYSE listing standards or for accounting purposes, as a “repricing” of such stock option or stock appreciation right, without the approval of shareholders.

Each grant of stock options or stock appreciation rights under the 2023 Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains, and such additional limitations, terms, and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The 2023 Plan provides that the exercise price of stock options and stock appreciation rights will be determined by the Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or stock appreciation rights on the date of grant. Award holders may pay the exercise price in cash or, if provided for in the applicable award agreement as approved by the Committee, in Class A common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of stock options and stock appreciation rights will be determined by the Committee, but may not exceed 10 years from the date of grant. The Committee will determine the vesting and exercise schedule of stock options and stock appreciation rights, and the extent to which they will be exercisable after the award holder’s service with the Company terminates.

Restricted Stock

Restricted stock may be granted under the 2023 Plan with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. Except for these restrictions and any others imposed under the 2023 Plan or by the Committee, upon the grant of restricted stock under the 2023 Plan, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock; however, whether and to what extent the recipient will be entitled to receive cash or stock dividends paid, either currently or on a deferred basis, will be set forth in the award agreement.

2023 Annual Proxy Statement	29

Restricted Stock Units

The Committee may grant restricted stock units payable in cash, shares of Class A common stock, or both, conditioned upon continued service and/or the attainment of applicable performance goals determined by the Committee. We are not required to set aside a fund for the payment of any restricted stock units, and the award agreement for restricted stock units will specify whether, to what extent, and on what terms and conditions, the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units.

Performance Units

The Committee may grant performance units valued by reference to a designated amount of cash or other property (other than shares of Class A common stock) under the 2023 Plan, which will be payable in cash, shares of Class A common stock, other property, or any combination thereof, and conditioned upon attainment of applicable performance goals determined by the Committee.

Other Stock-Based Awards

The Committee may grant unrestricted shares of our Class A common stock, or other awards denominated in our Class A common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines from time to time in its sole discretion.

Cash Awards

The Committee may grant awards that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of the 2023 Plan as the Committee determines. With respect to a cash award subject to performance goals, the performance goals to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of such cash award.

Termination of Employment

The impact of a termination of employment not in connection with a change in control (as defined in the 2023 Plan) on an outstanding award granted under the 2023 Plan, if any, will be set forth in the applicable award agreement.

Treatment of Outstanding Equity Awards Following a Change in Control

The 2023 Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control, the awards (other than annual cash awards) granted under the 2023 Plan will be treated as follows:

●	the applicable performance goals for any performance-based award will be deemed achieved at the greater of (a) the applicable target level and (b) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the change in control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period;
●	if the awards under the 2023 Plan are assumed or substituted by the successor company on their existing terms (after giving effect to the determination of the level of achievement of any performance goals as described in the first bullet above), such awards shall continue to vest in accordance with their terms. Any assumed or substituted awards would become fully vested upon a termination of employment by the successor company other than for cause (or by the participant for good reason if and to the extent “good reason” is defined in the award agreement or an Individual Agreement) within 24 months following such change in control. In addition, any stock option or stock appreciation right held by the participant as of the date of the change in control that remains outstanding as of the date of such termination may thereafter be exercised until the expiration of the stated full term of such

30	National Bank Holdings Corporation

award. However, if a participant’s award agreement or Individual Agreement provides for a different treatment upon a termination following a change in control, the terms of such award agreement or Individual Agreement shall apply; and
●	if an award is not assumed or substituted by the successor company in connection with a change in control, all then-outstanding stock options and stock appreciation rights will become fully vested and exercisable, and all other awards will vest, be free of restrictions, and be deemed to be earned and payable, in each case after giving effect to the determination of the level of achievement of any performance goals as described in the first bullet above.

With respect to annual cash awards, the treatment described above will apply only if the Committee specifically provides for their application in the plan, policy or other arrangement governing such annual cash awards.

Clawback Policy

Any awards under the 2023 Plan are subject to the Company’s policies on, or any provisions in an award agreement or an Individual Agreement providing for, recoupment of gains realized from any awards as may be in effect from time to time.

Amendment and Termination

The 2023 Plan may be amended, altered, or discontinued by our Board or the Committee, but no amendment, alteration, or discontinuation may be made if it would materially impair the rights of a participant without the participant’s consent, except for any such amendment required to comply with law. The 2023 Plan may not be amended, without shareholder approval to the extent such approval is required to comply with applicable law or the listing standards of the applicable exchange.

Federal Income Tax Consequences Relating to Equity Awards Granted under the 2023 Plan

The following discussion summarizes certain federal income tax consequences of the issuance, receipt, and exercises of stock options and the granting and vesting of restricted stock and restricted stock units, in each case under the 2023 Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2023 Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options

In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option (“ISO”). The exercise of an ISO, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Nonqualified Stock Options

In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.

2023 Annual Proxy Statement	31

Stock Appreciation Rights

In general, in the case of a stock appreciation right, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the stock appreciation right in an amount equal to the excess (at the time of exercise) of the fair market value of the cash received or shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and we will be allowed a corresponding deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. If, however, the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant’s Section 83(b) election.

Restricted Stock Units

A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Performance Units and Cash Awards.

Performance units and cash awards generally are subject to ordinary income tax at the time of payment to a participant and we are entitled to a corresponding deduction.

New Plan Benefits

Any awards under the 2023 Plan will be subject to the discretion of our Compensation Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2023 Plan. In addition, we have not approved any awards under the 2023 Plan that are conditioned upon shareholder approval of the 2023 Plan and are not currently considering any specific award grants under the 2023 Plan. The current seven executive officers named under the section “Executive Officers” elsewhere in this Proxy Statement and each of the Company’s seven non-employee directors are among the individuals eligible to receive awards under the 2023 Plan. The closing price of a share of our Class A common stock on the NYSE on March 15, 2023 was $34.75.

32	National Bank Holdings Corporation

Equity Compensation Plan Information

The following table provides information with respect to all of our equity compensation plans (i.e., the Prior Plans and our 2014 Employee Stock Purchase Plan) under which securities are authorized for issuance as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	872,945(1)	$29.79	3,877,671(2)
Equity compensation plans not approved by security holders	—	—	—

Total	872,945	$29.79	3,877,671
(1)	Represents shares of Class A common stock that may be issued pursuant to outstanding options and performance-based restricted stock units. No restricted stock is included.
(2)	Includes 3,608,461 shares of Class A common stock that may be issued under the Prior Plans and 262,482 shares of Class A common stock that may be issued under the Company’s 2014 Employee Stock Purchase Plan, plus 6,728 shares of Class A common stock subject to purchase during the then current purchase period as of December 31, 2022.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at a meeting at which a quorum is present is required to approve the 2023 Plan. Abstentions will be counted as shares present and entitled to vote and will have the same effect as votes “against” this proposal. Broker “non-votes” are not considered to be entitled to vote and therefore will have no effect on the voting results for this proposal.

Recommendation

The Board unanimously recommends a vote “FOR” the approval of the 2023 Plan.

2023 Annual Proxy Statement	33

Executive Officers

The age, business experience and current position of each person who currently serves as an executive officer are as follows:

National Bank Holdings Corporation Executives (the “HoldCo Executives”)

G. Timothy Laney, Age 62

Biographical information for Mr. Laney is provided in the section “Proposal 1 - Election of Directors” elsewhere in this proxy statement.

Aldis Birkans, Age 49

Mr. Birkans has served as the Company’s Chief Financial Officer since August 2018 and currently holds the same position at NBH Bank and Bank of Jackson Hole Trust. He served as the Company’s Treasurer from 2011 through February 2021. He is also a member of NBH Bank’s board of directors since 2018, and is a member of the Bank of Jackson Hole Trust board of directors since 2022. As of January 2021, Mr. Birkans is a board member of the USDF Consortium, of which NBHC is a founding member. Prior to joining the Company in 2011, Mr. Birkans was a Vice President, Assistant Treasurer of M&I Bank for five years, where he was responsible for capital management, investments, corporate liquidity and risk management related to the bank’s financial activities. In addition, Mr. Birkans worked at Citigroup as a Senior Vice President, Corporate and Investment Bank Treasury. Mr. Birkans holds a Master of Business Administration from Southern Methodist University, where he also received his Bachelor’s degree in economics and finance.

Richard U. Newfield, Jr., Age 61

Mr. Newfield has served as the Company’s Chief Risk Management Officer since 2011 and currently holds the same position at NBH Bank and Bank of Jackson Hole Trust. He has also served as a member of NBH Bank’s board of directors since 2016, and as a member of Bank of Jackson Hole Trust’s board of directors since 2022. Mr. Newfield is the former Head of Business Services Credit at Regions Bank. He joined Regions in 2008 after a 23-year career at Bank of America. Mr. Newfield held various senior positions at Bank of America, including roles in risk management, credit, commercial banking, global bank debt and corporate marketing. He brings significant experience in development and implementation of business models and integration of businesses during mergers. In addition, Mr. Newfield has led credit process reengineering initiatives, including risk and credit policy design, and other corporate governance initiatives.

Angela N. Petrucci, Age 46

Ms. Petrucci has served as the Company’s Chief Administrative Officer & General Counsel since July 2020 and currently holds the same positions at NBH Bank and Bank of Jackson Hole Trust. She currently oversees our legal, BSA/AML, marketing and project management, and human resources functions. She is also a member of NBH Bank and Bank of Jackson Hole Trust’s board of directors. She joined the Company in 2015 as Associate General Counsel and has served as the General Counsel of NBH Bank since 2017. Ms. Petrucci brings significant experience in banking, corporate transactional, securities and corporate governance matters over the span of her 20-plus-year career. Prior to joining the Company, Ms. Petrucci was in-house counsel at Accenture, overseeing corporate governance and securities matters. Prior to that, she was an associate at the law firm of Chapman and Cutler LLP in Chicago, IL. Before attending law school, Ms. Petrucci was a commercial banker at First Chicago Bank (now JP Morgan Chase). Ms. Petrucci currently serves as a board member of the Young Americans Education Foundation and Young Americans Bank. She is also a member of the Colorado Bankers Association Government Affairs Committee and the American Bankers Association Bank PAC Committee.

34	National Bank Holdings Corporation

NBH Bank Executives (the “Bank Executives”)

Christopher S. Randall, Age 56

Mr. Randall has served as NBH Bank’s Executive Vice President and Head of Commercial and Specialty Banking since 2015 and, prior to that, he was Senior Managing Director, Specialty Banking since 2013. He has also served as a member of NBH Bank’s board of directors since 2017, and also serves as a member of the Bank of Jackson Hole Trust’s board of directors. Mr. Randall is a Trustee of the University of Colorado Foundation, supporting all campuses of the University of Colorado System. Mr. Randall has over 30 years of leadership experience building a successful commercial banking and specialty finance business, providing debt and equity capital to lower middle market business across the U.S. Prior to joining NBH Bank, Mr. Randall was the director and founder of CoBiz Structured Finance, based in Denver, Colorado, since 2011. Previously, he was an executive of the Marquette Financial Companies as Senior Managing Director, COO and board member of MFC Capital Funding, a Chicago, Illinois-based national specialty finance and investing business that was started in 2005.

Ruth Stevenson, Age 73

Ms. Stevenson has served as NBH Bank’s Chief Client Executive and Deposit Operations Executive since the merger of Peoples, Inc. and the Company in January 2018. She has also served as a member of NBH Bank’s board of directors since 2019, and is a member of the Bank of Jackson Hole Trust’s board of directors. Ms. Stevenson also currently serves as a board member of the Office of the State Banking Commissioner for the State of Kansas. Prior to the merger, Ms. Stevenson served in a number of roles with Peoples Bank over an 18-year period, including, most recently as President and Chief Operating Officer and as a member of its board of directors. Ms. Stevenson has worked in a variety of roles in financial services for more than 45 years, including President of a community bank, Director of Retail, Director of a mortgage division, Operations Manager for a mortgage division, and nearly every other capacity in banking and mortgage.

Brendan W. Zahl, Age 47

Mr. Zahl has served as NBH Bank’s Executive Vice President, Personal, Private and Residential Banking since June 2021, and has served as the President of Community Banks of Colorado since 2021. Since joining the Company in 2018, Mr. Zahl has served in various capacities including, as Executive Vice President, Head of Residential Banking as well as the Executive Vice President, Head of Premier, Private and Residential Banking. He has also served as a member of NBH Bank’s board of directors since 2018, and is a member of the Bank of Jackson Hole Trust’s board of directors. Mr. Zahl currently is a member of the Colorado Bankers Association board of directors, and serves on the Property Committee of Partners in Housing and is the Chair of the FCA Southern Colorado Region Advisory Board. Prior to the merger, Mr. Zahl served as President and CEO of Peoples National Bank. Mr. Zahl began his banking career at FirstBank in Colorado Springs, Colorado. After a decade at FirstBank, he moved to Peoples National Bank in 2007 to take over Retail and Lending Management and was promoted to President and CEO of Peoples National Bank in 2012. Mr. Zahl has held several board, advisory, and volunteer roles with many other community organizations including Partners in Housing, Junior Achievement, United Way, Rotary International, and Habitat for Humanity. Mr. Zahl attended the University of Nebraska, where he was a member of two national championship football teams and graduated with honors with a Business Administration degree. He is also a graduate of the Graduate School of Banking, Madison, Wisconsin.

2023 Annual Proxy Statement	35

Executive Compensation

LETTER TO SHAREHOLDERS

FROM THE COMPENSATION COMMITTEE

Fellow Shareholders,

Our Board and Compensation Committee continues to ensure that our executive compensation program is designed to align executive compensation with shareholder interests. We also focus on attracting and retaining the talent essential to providing vision, developing strategy and successfully executing our long-term strategy. The Board and the Compensation Committee remain committed to providing clear and comprehensive disclosure to help you understand how (1) our executive compensation programs are structured, (2) we assess performance and (3) performance leads to pay outcomes that are aligned with your best interests.

2022 Year in Review

We announced, received regulatory approval, closed and integrated two bank acquisitions, all in a 9-month period and welcomed Rock Canyon Bank and Bank of Jackson Hole associates into our NBH family. We were able to deliver record adjusted pre-provision net revenue, loan origination volume and loan growth. We also achieved a record low adjusted efficiency ratio, adjusted net income and adjusted return on average tangible common equity. In addition, the Company made significant investments to further its digital strategy with continued development of 2UniFiSM, a platform for small and medium sized businesses that will provide access to digital payment tools, under the safety of a regulated bank.

Our acquisitions expanded our offering to include a trust and wealth management business through the acquisition of the Bank of Jackson Hole as well as enhanced our SBA loan platform through the acquisition of Rock Canyon Bank. We also raised money for local charities through the Do More Charity Challenge and increased our volunteerism in our local communities.

2022 Financial Achievements

In the face of uncertain economic times amidst increased inflation, the Company still achieved record financial performance:

●	Net income totaled $71.3 million, or $2.18 per diluted share, for the year ended December 31, 2022, compared to net income of $93.6 million, or $3.01 per diluted share, for the year ended December 31, 2021. After adjusting for $36.8 million of pre-tax non-recurring acquisition-related expenses ($28.3 million on an after-tax basis), including CECL Day 1 provision expense totaling $21.7 million, net income totaled $99.6 million[1], or $3.05 per diluted share[1], for the year ended December 31, 2022 and was a record for the Company.
●	The return on average tangible common equity was 9.91%[1] for 2022, compared to 12.87%[1] for 2021. After adjusting for non-recurring acquisition-related expenses, the return on average tangible common equity for the year ended December 31, 2022 was 13.75%[1] and a record for the Company.
●	Full year net charge offs were just 3 basis points of total loans in 2022 and 2021.
●	Our loan originations hit a record of $2.0 billion in a single year.
●	The FTE efficiency ratio during the year ended December 31, 2022 totaled 62.2%, compared to 63.4% during the year ended December 31, 2021. After adjusting for cored deposit and wealth management intangible asset amortization and non-recurring acquisition-related expenses, the FTE efficiency ratio improved 592 basis points to 57.1%[1] during the year ended December 31, 2022, compared to the same period in the prior year and was a record for the Company.

1Represents a non-GAAP measure. Please refer to pages 40-42 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a reconciliation of these items.

36	National Bank Holdings Corporation

Long Term Performance

As a Company, our strong fundamentals and conservative principles we put in place since our inception have enabled us to support our clients, associates and communities. In 2022, we achieved record loan growth and loan origination volume with a low efficiency ratio, all while maintaining exceptional credit quality and integrating two banks into our NBH family.

The results of our efforts have helped secure our status as a leading regional bank franchise. As we look ahead, we will remain focused on our core bank franchise as well as enhancing our capabilities through our 2UniFiSM digital strategy and the expansion of our new trust and wealth business.

Diluted Earnings Per Share (Last 5 Years)

Non-Adjusted
Adjusted[1]
$2.16
$0.21
$1.95
$2.55
$2.85
$3.01
$3.05
$0.87
$2.18
2018
2019
2020
2021
2022

1The adjusted figures above represents a non-GAAP measure. Please refer to pages 40-42 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a reconciliation of these items.

2023 Annual Proxy Statement	37

CEO Compensation

Our philosophy for our CEO compensation is heavily weighted towards measures that directly align with shareholder value creation and is reviewed annually in consultation with the Compensation Committee’s independent compensation consultant, F.W. Cook.

The Compensation Committee had held CEO base salary flat for eight years since 2014, focusing on variable compensation. Given the Company’s growth and strong financial performance over the past several years, the Committee increased our CEO’s salary from $750,000 to $850,000 for 2022. Nevertheless, the majority of our CEO’s compensation remains based on achieving specified performance metrics. The total amount of our CEO’s at-risk pay (Short-Term Incentive and Long-Term Incentive) and overall total compensation for 2020, 2021 and 2022 were as follows:

Year	Salary (Cash)	Short Term Incentive (Cash)	Long-Term Incentive (Equity)	All other Compensation	Total Compensation
2022	$826,923[1]	$1,302,404	$1,049,904	$111,158	$3,290,389
2021	$750,000	$1,012,500	$1,186,672[2]	$60,375	$3,009,547
2020	$750,000	$774,500[2]	$1,049,955	$63,670	$2,638,125

1The CEO’s salary increased from $750,000 to $850,000 effective March 27, 2022.

2In 2021 the Compensation Committee reduced the cash payment under the 2020 STIP and shifted $136,750 of the cash amount to a grant of restricted stock.

38	National Bank Holdings Corporation

Shareholder Engagement & 2022 Say-on-Pay Advisory Vote

At our 2022 Annual Meeting of Shareholders, we were pleased to receive a 95.7% vote in favor of our executive compensation (Say-on-Pay). Our record of shareholder engagement is strong, beginning with the regular meetings that our CEO and Chief Financial Officer (“CFO”) hold with our investors at various conferences and meetings throughout the year. In addition, the Company conducts an annual post-meeting shareholder engagement process with the corporate governance teams of our shareholders to understand any concerns or other feedback regarding our executive compensation program and governance practices. As part of the process, we contacted shareholders representing more than 65.2% of our shares outstanding.

Our engagement meetings discussed our practices and their views regarding compensation, sustainability and governance matters. We also discussed our recent acquisitions of Rock Canyon Bank and Bank of Jackson Hole. We discussed our efforts in ESG and actions taken over the past year. In our discussions, shareholders provided feedback on our corporate governance practices, ESG efforts and provided their perspective on executive compensation.

Summary

The Board and the executive team remain committed to moving your Company forward with a clear priority of: delivering superior growth and performance for you, our shareholders. The Board and the Compensation Committee have the utmost confidence in the talent and determination of the executive team as we work to continue to execute on our long-term strategy and deliver value to our shareholders.

The Board and the Compensation Committee are also committed to ensuring the link between executive compensation and shareholder value creation is strong. As always, we will continue to evaluate our current compensation practices and monitor emerging best practices.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis (“CD&A”). Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our 2022 Annual Report on Form 10-K for filing with the SEC.

We thank you for taking the time to read our disclosure and encourage you to vote in favor of our approach to executive compensation.

Sincerely,

National Bank Holdings Corporation Compensation Committee

/s/ Art Zeile	/s/ Ralph W. Clermont
Art Zeile	Ralph W. Clermont
Chair

/s/ Alka Gupta	/s/ Robert E. Dean
Alka Gupta	Robert E. Dean

/s/ Burney Warren
Burney Warren

2023 Annual Proxy Statement	39

Compensation Discussion and Analysis

Introduction

In this section, which we refer to as the “CD&A”, we explain how we compensate the executive officers named in the “Summary Compensation Table” below (our “Named Executive Officers” or “NEOs”). Our NEOs for 2022 were:

●	G. Timothy Laney, Chairman, President and Chief Executive Officer
●	Aldis Birkans, EVP, Chief Financial Officer
●	Richard U. Newfield, Jr., EVP, Chief Risk Management Officer
●	Angela N. Petrucci, EVP, Chief Administrative Officer, General Counsel and Secretary
●	Christopher S. Randall, EVP, Head of Commercial and Specialty Banking

Our approach to executive compensation is to pay for performance and to align compensation programs with effective risk management. We believe this approach to compensation will create sustainable shareholder value over the long term.

Philosophy, Objectives, Components and Highlights of Our Executive Compensation Program

Philosophy

We are at our best when we are providing our clients with banking advice and services that help them be successful. When we do this in accordance with our core values, it is a win-win for clients and the community. Because a key expectation of management is to build an effective organizational structure, it is particularly important that our executive compensation program be designed to attract, develop and retain the talent needed for the organization’s continued success in building a competitive franchise and executing our strategic plan. We intend this program to be aligned with performance goals that motivate executives to achieve our strategic goals prudently and within acceptable risk parameters. Our executive compensation program is designed to reward individual contributions and to create long-term shareholder value.

Objectives

Our executive compensation philosophy is designed to meet five key objectives:

●	ensure that the goals and interests of management are closely aligned with those of the Company, our shareholders, our clients and the communities we serve;
●	balance compensation to reward both short-term results and the strategic decisions and actions required to build a sustainable enterprise and create long-term value;
●	motivate executives to deliver a high level of business performance and prudently achieve strategic goals within acceptable risk parameters;
●	pay compensation based on corporate and individual performance; and
●	attract and retain highly qualified executives through a balance of cash and equity compensation.

40	National Bank Holdings Corporation

Compensation Components

The total compensation of our NEOs consists primarily of the following components:

Compensation Component	Purpose	Considerations
Base Salary: Cash	To provide a fixed amount of cash compensation reflective of level and scope of responsibility and competitive practice.	NEO salary levels are based on: ■ experience; ■ scope of responsibilities; ■ individual performance; and ■ competitiveness with salary ranges at other banking organizations.

Short-Term Incentive Compensation: Cash	To motivate and reward our NEOs for meeting or exceeding corporate, business line and individual performance goals.

■  The annual short-term incentive for HoldCo Executives is 70% tied to quantitative financial metrics and 30% to qualitative metrics.

■  The annual short-term incentive for Bank Executives is 80% tied to quantitative financial metrics and 20% to qualitative metrics.

Long-Term Incentive Compensation: Equity Awards	Equity compensation links performance with the interests of our shareholders, promotes a long-term focus, and acts as an effective retention tool for key talent.

■  50% of the value in the form of performance-based restricted stock units that vest after a three-year performance period based on the achievement of financial and shareholder return metrics.

■  30% of the value is in the form of time-based restricted stock that vests over a three-year service period.

■  20% of the value is in the form of stock options that vest over a three-year service period.

This results in 70% of equity compensation being performance-based when stock options are included, as such awards only deliver value for share price appreciation from grant through the date of exercise).

Benefits & Perquisites	Benefits are designed to be generally competitive with other banking institutions.	NEOs receive substantially the same benefits offered to other eligible associates of the Company. We provide modest perquisites to our NEOs.

Change in Control and Severance Arrangements

Employment agreements or change of control agreements, which include severance benefits and certain change in control benefits, are intended to reinforce and encourage the continued attention and dedication of our NEOs.

Change in control and severance arrangements also are an effective tool in attracting and retaining talent. All of our outstanding equity awards held by our NEOs contain a double-trigger acceleration of equity upon a change in control.

2023 Annual Proxy Statement	41

Compensation Best Practices

Best practices we have implemented with respect to our executive compensation program include the following:

●	Stock Ownership Guidelines. Our directors and the HoldCo Executives are subject to stock ownership guidelines that impose a holding requirement of 50% of the after-tax portion of vested and/or exercised awards until established ownership thresholds are met.
●	Anti-Hedging/Pledging Policy. Our Insider Trading Policy prohibits hedging or short sales involving Company securities. In addition, designated persons (including our NEOs) under the Company’s Insider Trading Policy are prohibited from pledging the Company’s securities.
●	Double-trigger Acceleration of Equity. All of our outstanding unvested equity awards held by our NEOs and all future equity awards granted under the 2023 Plan (if approved by our shareholders) contain a double-trigger acceleration of equity upon a change in control.
●	Modest Perquisites and Benefits. We provide modest perquisites and benefits to our NEOs and do not have a defined-benefit pension plan or supplemental executive retirement plans (SERPs).
●	Independent Compensation Consultant. The Compensation Committee engages F.W. Cook as an independent compensation consultant for advice with respect to the Company’s executive compensation program.
●	Clawbacks. The HoldCo Executives’ employment agreements as well as the equity award agreements for all associates contain clawback provisions for financial misstatements and other misconduct. In addition, all future equity awards granted under the 2023 Plan (if approved by our shareholders) will be subject to the Company’s policies on, or any provisions in an individual agreement between the Company and a participant providing for, recoupment and clawback.
●	Risk Assessment. The Compensation Committee oversees a risk assessment of our compensation program that is performed annually.
●	Pay for Performance. 74% of the CEO’s compensation and 65% of the other NEOs compensation was at risk in 2022. Furthermore, NEOs are rewarded for attaining financial performance measures that are aligned with the interests of shareholders.
●	Maximum Payouts. The maximum payouts under our 2022 Short-Term Incentive Plan are generally limited to 157.5% of the target opportunity for HoldCo Executives, with our Bank Executives having the opportunity to earn as much as a 192% payout in the event of extraordinary line of business or individual performance results. The maximum payouts under our long-term performance-based equity award are generally limited to 150% of the target opportunity for both HoldCo Executives and Bank Executives.
●	No Tax Gross Ups on Change in Control Payments. The Company does not provide for tax gross ups on change in control payments.
●	Prohibition on Repricing of Stock Options or Stock Appreciation Rights. Our equity plans prohibit the repricing of stock options or stock appreciation rights.

Setting Compensation for our Named Executive Officers

Executive compensation is set by the Compensation Committee, in collaboration with the compensation consultant and management.

Role of Compensation Committee

The Compensation Committee determines executive compensation. The Compensation Committee, comprised entirely of independent directors, sets compensation policy and administers our executive compensation program. The Compensation Committee acts independently, but works closely with our Board of Directors and members of management. The Compensation Committee has responsibility for setting the

42	National Bank Holdings Corporation

components of the CEO’s compensation and uses the assistance of F.W. Cook, its independent compensation consultant, in determining executive compensation. The Chairman of our Compensation Committee takes an active role in meeting with F.W. Cook. Our CEO, with the assistance of F.W. Cook and our Chief Administrative Officer, develops initial recommendations for the other NEOs for the Compensation Committee’s consideration.

Role of Independent Compensation Consultant

The Compensation Committee engages its own advisors to assist in carrying out its responsibilities. The Compensation Committee has engaged F.W. Cook to advise and support the Compensation Committee on compensation decisions. At the direction of the Compensation Committee, F.W. Cook assists in collecting and analyzing market data on compensation and provides expert knowledge of competitive practices and trends as well as developments in regulatory and technical matters. F.W. Cook has no other relationships with the Company (other than advising the Nominating & Governance Committee on matters related to non-employee director compensation). As part of the engagement of F.W. Cook in 2022, the Compensation Committee considered the independence factors required under the NYSE corporate governance standards, including the applicable SEC rules, and determined that F.W. Cook was independent.

Role of Management

Our CEO and Chief Administrative Officer assist the Compensation Committee in designing and managing our executive compensation program. Our CEO attends meetings and makes recommendations to the Compensation Committee on the compensation of other NEOs. Our Chief Risk Management Officer advises the Compensation Committee on risk mitigation and assessment of compensation risk. None of our NEOs provides recommendations with respect to their own compensation.

Market Data Review

Market pay levels and practices, including those of a self-selected peer group, are one of many factors the Compensation Committee considers in making executive compensation decisions. Market information provides an external frame of reference on the range and reasonableness of compensation levels and practices, and is used as a data point in decision-making and not as a primary factor. Internal considerations, competitive factors and the Company’s evolution are other factors the Compensation Committee considers in setting executive compensation. In early 2022, the Compensation Committee used the following Peer Group in setting executive compensation for 2022 (the “2021 Compensation Peer Group”):

Boston Private Financial Holdings	Independent Bank Corp.
Brookline Bancorp Inc.	Lakeland Financial Corporation
ConnectOne Bancorp, Inc.	OceanFirst Financial Corp.
CVB Financial Corp.	Peapack-Gladstone Financial Corporation
Eagle Bancorp Inc.	Preferred Bank
Enterprise Financial Services	Southside Bancshares, Inc
First of Long Island Corporation	The Stock Yards Bancorp, Inc.
Flushing Financial Corporation	The Bancorp, Inc.
Heritage Commerce Corp	TrustCo Bank Corp. NY
Heritage Financial Corporation	Veritex Holdings, Inc

2023 Annual Proxy Statement	43

The 2021 Compensation Peer Group was reviewed in August of 2022 by F.W. Cook, with input from the Compensation Committee and management. The directive from the Compensation Committee in 2022 for setting executive compensation for 2023 was to target companies with a focus in Fintech to recognize the Company’s evolving business model, and considers our increased size following our acquisitions of Rock Canyon Bank and Bank of Jackson Hole. After substantial review and consideration, the Compensation Committee approved the following peer group of 20 institutions (the “2022 Compensation Peer Group”) for setting executive compensation for 2023:

Amerant Bancorp	Independent Bank Corp.
Brookline Bancorp Inc.	Lakeland Financial Corporation
ConnectOne Bancorp, Inc.	OceanFirst Financial Corp.
Customers Bancorp	Pathward Financial (Formerly Meta Financial)
CVB Financial Corp.	Preferred Bank
Eagle Bancorp Inc.	Southside Bancshares, Inc.
Enterprise Financial Services	The Bancorp, Inc.
First Foundation	The Stock Yards Bancorp, Inc.
Flushing Financial Corporation	TrustCo Bank Corp. NY
Heritage Financial Corporation	Veritex Holdings, Inc.

The companies in the 2022 Compensation Peer Group have a median asset size of $8.3 billion (as of June 30, 2022), ranging from approximately $6.2 billion to approximately $20 billion. In addition to asset size, other factors considered in selecting peers included geography, investment in Fintech, complexity of the organization, and similarity of business lines and services and products offered to those of the Company. We believe the peers selected are a diverse group of financial institutions that provide the necessary breadth to be meaningful in evaluating NEO compensation. The 2022 Compensation Peer Group will be reviewed in 2023 and may be changed to reflect M&A activity and other items deemed relevant by the Compensation Committee.

F.W. Cook summarized and provided the Compensation Committee with market data relating to base salaries, short-term cash bonuses, long-term equity awards, and total compensation for each of the top five officers at these peer companies, using the data provided in the peer company’s latest available proxy statement. The Compensation Committee also considers regional, as well as survey data from a larger segment of companies within the financial services industry. The Compensation Committee considered this information, together with other factors discussed in this CD&A, in determining NEO compensation.

44	National Bank Holdings Corporation

Executive Compensation Framework

The Compensation Committee believes in variable compensation and paying for performance. This is demonstrated by the amount of at-risk pay with respect to the NEOs. For 2022, 74% of our CEO’s compensation was at-risk and 65% of the compensation for all other NEOs was at-risk.

2022 Compensation Breakdown
CEO
Other NEOs
At-Risk
At-Risk: 74%
Base Salary 26%
Long-Term Incentive Award 33%
Annual Cash Incentive Award 41%
At-Risk: 65%
Base Salary 35%
Long-Term Incentive Award 31%
Annual Cash Incentive Award 34%

The Compensation Committee made the following determinations with respect to each of the compensation components further described below.

Base Salary

In 2022, the Compensation Committee, in conjunction with its annual review of peer data provided by F.W. Cook, reviewed market data which included both total compensation and overall salary levels relative to peers. In connection with that review the Compensation Committee determined to increase base salaries for each of the HoldCo Executives as follows (effective as of March 27, 2022):

●	Mr. Laney’s base salary was increased from $750,000 to $850,000. In arriving at this decision, the Compensation Committee considered that Mr. Laney’s salary had remained unchanged for eight years (since 2014) and believed that his strategic vision and strong leadership of the Company warranted an increase commensurate with his strong performance as a CEO.
●	The Compensation Committee also determined to increase Mr. Birkans and Mr. Newfield’s salaries from $375,000 to $386,000, respectively. Mr. Birkans salary was increased as a result of his expanded scope of responsibilities and strong performance as a Chief Financial Officer. Mr. Newfield’s increase was primarily in recognition of the continued strong credit quality of the Company and continued regulatory relationships.
●	The Compensation Committee determined to increase Ms. Petrucci’s base salary from $295,000 to $315,000 in response to her continued growth and development in her role as Chief Administrative Officer.
●	Finally, Mr. Randall’s base salary was determined to remain unchanged from $290,000.

2023 Annual Proxy Statement	45

Executive Short-Term Incentive Plan Compensation

2022 Executive Short-Term Incentive Plan Design

The Compensation Committee awards cash incentive compensation pursuant to the terms of the 2022 STIP, which was established pursuant to the 2014 Omnibus Incentive Plan. Under the 2022 STIP, the minimum payout is 0% if certain thresholds are not met, and the maximum payout is 157.5% of the target opportunity for the HoldCo executives in the event of exceptional individual performance, and 192% with respect to Mr. Randall in the event of exceptional line of business performance or exceptional individual performance. The below reflects the payout opportunity structure:

Named executive officer	Base salary(1)	Threshold as % of target	Threshold payout	Target as % of salary	Target payout	Maximum as % of target	Maximum payout
G. Timothy Laney	$826,923	50%	$413,462	100%	$826,923	157.5%	$1,302,404
Aldis Birkans	$383,461	50%	$143,798	75%	$287,596	157.5%	$452,964
Richard U. Newfield, Jr.	$383,462	50%	$124,625	65%	$249,250	157.5%	$392,569
Angela N. Petrucci	$310,385	50%	$93,115	60%	$186,231	157.5%	$293,313
Christopher S. Randall	$290,000	50%	$79,750	55%	$159,500	192.5%	$307,038
(1)	Amounts in this column reflects the earnings paid in 2022 (“STIP Eligible Earnings”).

2022 STIP Structure

In its establishment of the 2022 STIP, the Compensation Committee determined that payouts should be based on the attainment of quantitative financial metrics as well as a qualitative assessment of certain objectives and individual performance. The Compensation Committee determined that with respect to Messrs. Laney, Newfield, Birkans and Ms. Petrucci, 70% of the total 2022 STIP bonus should be based on the attainment of specific quantitative financial metrics (“HoldCo Metrics”) as interpolated for performance between threshold, target and maximum levels of performance. With respect to Mr. Randall, the Compensation Committee determined that 10% of the total 2022 STIP bonus should be based upon the same HoldCo metrics, and that 70% should be based upon the performance of the business groups that he leads. There is no payout with respect to a given metric if the threshold level of performance is not achieved.

The financial metrics and relative targets established are a reflection of what the Compensation Committee deemed important in the beginning of 2022 to align the NEOs’ performance with the achievement of the Company’s strategic goals for 2022 as well as key long-term financial targets. Specifically, Core Net Income and Asset Quality (Non-Performing Assets Ratio)(each as defined below) were selected as the most important metrics in driving overall corporate performance of the HoldCo executives while line of business-specific loan and deposit growth as well as line of business contribution were each deemed important for Mr. Randall.

In addition, with respect to Messrs. Laney, Newfield, Birkans and Ms. Petrucci, the Compensation Committee determined that 30% of the 2022 STIP bonus should be based on a qualitative assessment, with 15% of the 2022 STIP based on Enterprise Risk Management (“ERM”) and ESG efforts and the remaining 15% based upon an individual assessment of each officer, as further described below. With respect to Mr. Randall, the Compensation Committee determined that 20% of the 2022 STIP bonus should be based on a qualitative assessment, with 5% of the 2022 STIP bonus based on ERM and ESG efforts, and the remaining 15% based upon his individual assessment, as further described below.

2022 STIP Goal Setting

In establishing the performance metrics for the 2022 STIP, the Compensation Committee focused on the financial metrics that play the most significant role in driving the Company to meet its corporate objectives. Every year, the Company undertakes a rigorous financial planning process geared around establishing targets for performance that will enhance the Company’s franchise value and return for shareholders. The Compensation Committee reviews the metrics that are most aligned with the strategic objectives of the Company and which are most aligned with the interest of shareholders.

46	National Bank Holdings Corporation

In setting the target level of performance for each of the financial metrics, the Compensation Committee considered the Company’s annual profit plan that is developed through the aforementioned planning process, strategic objectives for the Company as well as projected economic conditions for the upcoming year. Our annual profit plan for 2022 factored in key assumptions regarding credit cost reversion to historical averages as opposed to isolated positive impacts that occurred in 2021. The Company, in keeping with its normal process, did not factor in any impacts from merger and acquisition activity or economic activity beyond its control such as interest rate changes that might occur during 2022 or any other global macroeconomic impacts.

Review of 2022 STIP Performance Metrics Results by the Compensation Committee

As part of its role in overseeing and approving NEO compensation, the Compensation Committee reviewed and evaluated the actual achievement levels with respect to each performance metric under the 2022 STIP.

The following is a summary of the specific performance metrics established by the Compensation Committee for 2022 (as further described above), including the actual results for each metric with respect to Messrs. Laney, Birkans, Newfield and Ms. Petrucci:

Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Weighting Achieved
Core Net Income ($ in thousands)(1)	40%	$63,586	$74,807	$78,547	$99,283	60%
Asset Quality (Non-Performing Assets Ratio)(2)	30%	0.80%	0.65%	0.50%	0.28%	45%
ERM & ESG(3)	15%	80%	100%	120%	150%	22.5%
Payout Range for Each Metric		50%	100%	150%

Qualitative – Individual(5)	15%	80%	100%	120%	200%	30%
Payout Range for Metric		50%	100%	150% or 200%*
					TOTAL PAYOUT:	157.5%*

*Each HoldCo Executive may receive a payout of 200% for exceptional individual performance.

With respect to Mr. Randall, 30% of his 2022 STIP bonus was dependent upon the achievement of the above-listed factors with the remaining 70% of his 2022 STIP bonus based upon the performance of specific profitability and loan and deposit growth goals for the lines of business he oversees. The following is a summary of the specific performance metrics established by the Compensation Committee for 2022, including the actual results for each metric with respect to Mr. Randall:

Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Weighting Achieved
Core Net Income ($ in thousands)(1)	5.0%	$63,586	$74,807	$78,547	$99,283	7.5%
Asset Quality (Non-Performing Assets Ratio) (2)	5.0%	0.80%	0.65%	0.50%	0.28%	7.5%
ERM & ESG (Qualitative) (3)	5.0%	80%	100%	120%	150%	7.5%
Line of Business Specific Metrics(4)*	70%	60%	100%	120%	varies	69%
Qualitative – Individual(5)*	15%	80%	100%	120%	200%	30%

STIP Payout as a Percentage of Target		50%	100%	150%*	TOTAL:	121.5%

*Mr. Randall may receive a payout of up to 200% for exceptional line of business results or individual performance, as determined by the Compensation Committee for these specific metrics.

Metric Definitions:

(1)	Core Net Income is defined as net income under GAAP, as adjusted to eliminate the effects of the following: (a) changes in law or accounting principles, (b) one-time effects of mergers and acquisitions costs, (c) gains or losses on the extinguishment of debt or sale of investment securities, (d) restructuring charges, and (e) other extraordinary items that the committee deems appropriate.

(2)	Non-Performing Assets Ratio is the ratio of non-performing assets to total loans and OREO.

2023 Annual Proxy Statement	47

(3)	ERM and ESG factors include prudent management of enterprise risk, which includes, but is not limited to, credit and underwriting risk, financial accounting and related controls risk, legal risk, compliance and BSA/AML risk, operational and transaction risk, interest rate risk and reputation risk. In addition, quality of regulatory relationships is considered. This metric will also consider the Company’s efforts towards environmental, social and governance (ESG matters) such as progress with respect to equity, diversity and inclusion initiatives, environmental initiatives and the support of our communities.

(4)	Line of Business-Specific Metrics include certain goals around deposit growth, loan growth and direct contribution for specific areas of responsibility. For Mr. Randall, his metrics relate to the Commercial, Specialty and Business Banking lines of business within the Company.

(5)	Qualitative - Individual factors include execution of strategic goals and objectives, building and fostering a values-based culture/organization, adherence to Company’s core values, and individual contributions to the Company’s performance.*

* The individual performance results for each Named Executive are discussed below.

ERM and ESG. With respect to this qualitative metric, the Compensation Committee considered several factors, including:

●	Strong asset quality
●	Positive regulatory standing
●	Strong regulatory relationships and dialogue, including with respect to efforts related to the Company’s digital strategy
●	Strong regulatory relationships led to two timely acquisition approvals, allowing for closing and integration all within the same calendar year
●	Hosted a “Rethinking Diversity, Equity and Inclusion” bank-wide event and conducted executive management team Inclusive Leadership Training
●	Established five new associate peer networks
●	Increased charitable giving through the NBH Charitable Foundation

These considerations resulted in the achievement of this performance component at a 120% achievement level, or 150% of the target level payout.

Qualitative Individual. For this component, the Compensation Committee considered each NEO’s individual performance as follows:

●	G. Timothy Laney (exceptional performance): With respect to Mr. Laney, the Compensation Committee considered Mr. Laney’s significant contributions to the investment strategy and the development of 2UniFiSM. He also successfully negotiated, obtained regulatory approvals, closed and integrated two strategically important M&A transactions. He successfully oversaw adjusted financial results that beat the 2022 Plan by $24.5 million, or 32.7%. The consideration of these factors resulted in the achievement of exceptional individual performance at a 200% payout

●	Aldis Birkans (exceptional performance): With respect to Mr. Birkans, the Compensation Committee considered the success of Mr. Birkans in his further development as a Chief Financial Officer and the further development of his team, as well as Mr. Laney’s recommendation and evaluation of Mr. Birkans’ performance. He also played a significant role in successfully negotiating, obtaining regulatory approvals, closing and integrating two strategically important M&A transactions. He successfully oversaw adjusted financial results that beat the 2022 Plan by $24.5 million, or 32.7%. The consideration of these factors resulted in the achievement of exceptional individual performance at a 200% payout.

●	Richard U. Newfield, Jr. (exceptional performance): With respect to Mr. Newfield, the Compensation Committee considered Mr. Newfield’s contributions to the overall strong credit quality for the year, his contributions towards 2UniFiSM and his overall impact on Enterprise Risk

48	National Bank Holdings Corporation

Management, including the quality of regulatory relationships. He also played a significant role in successfully negotiating, obtaining regulatory approvals, closing and integrating two strategically important M&A transactions. The consideration of these factors resulted in the achievement of exceptional individual performance at a 200% payout.

●	Angela N. Petrucci (exceptional performance): With respect to Ms. Petrucci, the Compensation Committee considered Ms. Petrucci’s management of the Administrative and Legal functions, contributions towards 2UniFiSM, developing regulatory relationships, as well as Mr. Laney’s recommendation and evaluation of Ms. Petrucci’s performance. She also played a significant role in successfully negotiating, obtaining regulatory approvals, closing and integrating two strategically important M&A transactions. The consideration of these factors resulted in the achievement of exceptional individual performance at a 200% payout.

●	Christopher S. Randall (exceptional performance): With respect to Mr. Randall, the Compensation Committee considered Mr. Randall’s contributions to the Company’s performance, particularly the performance of the Commercial Banking, Business Banking and Specialty Banking Groups and further development of his teams. The Committee also considered the strong loan growth part of Mr. Randall’s teams, particularly within Specialty Banking the loan growth was a substantial driver for the Company’s financial performance for 2022. The consideration of these factors resulted in the achievement of exceptional individual performance at a 200% payout.

Final STIP Payouts for 2022

Named executive officer	Total Calculated Payout under the 2022 STIP (as a percentage of target)	Total STIP payment for 2022
G. Timothy Laney	157.5%	$1,302,404
Aldis Birkans	157.5%	$452,964
Richard U. Newfield, Jr.	157.5%	$392,569
Angela Petrucci	157.5%	$293,313
Christopher S. Randall	121.5%	$193,779

Equity Compensation

2022 Long-Term Equity Awards and Equity Mix

The equity awards granted in 2022 took the following forms:

1.	Three-Year Performance Stock Unit Awards (PSUs)
2.	Option Awards (which we consider to be performance-based since the value realized from such awards is directly linked to share price appreciation through date of exercise)
3.	Time-Based Restricted Stock Awards

2023 Annual Proxy Statement	49

The target equity mix for the CEO and the other NEOs is 70% performance-based for the standard annual equity awards granted in 2022.

Target NEO Equity Mix

Restricted Stock
30%
Performance
Stock Units
50%
Options
20%
Performance-Based
70%

The Compensation Committee approved the following equity award amounts granted to the NEOs in 2022:

Named executive officer	Total equity award value as a percentage of salary(1)	Equity award value	Approximate value of PSUs	Approximate value of restricted stock	Approximate value of options
G. Timothy Laney	140%	$1,050,000	50%	30%	20%
Aldis Birkans	120%	$450,000	50%	30%	20%
Richard U. Newfield, Jr.	98%	$368,000	50%	30%	20%
Angela Petrucci	70%	$206,500	50%	30%	20%
Christopher S. Randall	65%	$188,500	50%	30%	20%
(1)	The equity percentages are based upon our executives’ salaries prior to the 2022 increase (which were the salary rates in effect at the time the grants were approved) as follows: $750,000 for Mr. Laney, $375,000 for Mr. Newfield, $375,000 for Mr. Birkans, $295,000 for Ms. Petrucci and, $290,000 for Mr. Randall.

Three-Year Performance Stock Unit Award

In 2022, the Compensation Committee continued with a long-term performance stock unit award (“PSU Award”) with vesting that is based on the Company’s achievement of two metrics over a three-year performance period (covering January 1, 2022 through December 31, 2024). Given the stabilization of impacts from COVID-19 and other market conditions that improved our ability to confidently set stretch but achievable multi-year earnings goals, the Compensation Committee determined it appropriate to return to a format of a single Company-based financial performance metric (3-year adjusted earnings per share) and a single relative market-based metric (3-year relative total shareholder return) which was the format the Company used prior to 2020. The Compensation Committee believes this structure is important to properly

50	National Bank Holdings Corporation

incentivize performance by executives within the company and closely align with the long-term creation of shareholder value in a post COVID-19 era.

The PSU Award will vest on March 1, 2025 and the number of shares delivered will be based upon the Compensation Committee’s certification of the attainment of the results at the end of the three-year performance period. The number of shares delivered under the award will be based upon an interpolation of threshold, target and maximum performance levels. The equity payouts at threshold, target, and maximum levels are 50%, 100% and 150%, respectively. In addition, dividends accrue during the three-year performance period and are paid in proportion to the number of earned performance stock units on the vesting date. The two financial metrics and respective weightings for the PSU Award are as follows:

Performance Metric	Award Value Weighting	Threshold	Target	Maximum
Cumulative Adjusted Earnings Per Share (EPS) (1)	60%	$7.50	$8.82	$9.26
3-year Relative Total Shareholder Return (TSR) (percentile rank) (2)	40%	35th	50th	75th
Equity Payout Amount	100%	50%	100%	150%
(1)	Cumulative Adjusted EPS means the sum of the Company’s earnings per share under GAAP for each of the fiscal years during the performance period, as reported in the Company’s audited financial statements in the Company’s Annual Report on Form 10-K, as adjusted to eliminate the effects of the following: (a) changes in law or accounting principles, (b) one-time effects of mergers and acquisitions charges, (c) gains or losses on the extinguishment of debt or the sale of investment securities, (d) restructuring charges and (e) other extraordinary items that the Compensation Committee deems appropriate.

(2)	TSR is measured against the TSR for companies in the KBW Nasdaq Regional Banking Index (KRX Index) as of January 1, 2022 and assumes dividends are reinvested in company shares on the ex-dividend date. If the Company has a negative TSR for the performance period, TSR-based shares will not settle for more than target.

The Company believes the PSU Award is important because it aligns a significant portion of the executive’s compensation against performance over an extended period and aligns the performance goals with the long-term corporate objectives of the Company. The Company believes linking compensation to long-term Company performance encourages prudent risk management and discourages excessive risk taking for short-term gain. Moreover, the Compensation Committee allocated 60% of the value of the award on Cumulative Adjusted EPS given the importance of earnings growth for the Company with the remaining 40% allocated to relative TSR to ensure the NEOs interests are closely aligned with the interests of shareholders.

Restricted Stock and Option Awards

The Compensation Committee also awarded equity to each of our NEOs in the form of restricted stock and options that each vest in one-third increments over three years. The Compensation Committee believes equity in this form is still an important element to ensure retention of its key executives and, with respect to stock options, also to incentivize long-term performance.

Vesting of 2020 Performance Stock Unit Award

The performance stock units that were previously granted in 2020 were subject to performance vesting conditions tied to the Company’s return on tangible assets and total shareholder return relative to a defined group of peer banks within the KRX Index, in each case over the period from January 1, 2020 to December 31, 2022.

With the onset of the COVID-19 pandemic in early 2020 and the substantial uncertainty it created, the Compensation Committee re-evaluated the design of our PSUs for 2020. Specifically, the Compensation

2023 Annual Proxy Statement	51

Committee determined to maintain its past use of a relative total shareholder return metric (TSR) and to replace the absolute earnings per share growth metric used in prior years with a relative return on tangible assets metric (ROTA). The Compensation Committee believed that the two return metrics appropriately balance operating performance with returns to shareholders, and that the use of relative measurement for both metrics would ensure alignment between management and shareholders in the face of continued uncertainty and a low interest rate environment at that point in time. Both metrics also include a governor that caps the potential payout at 100% of target, if our TSR or ROTA are negative during the performance period. The Compensation Committee believes these governors provide important balance such that if our absolute operational performance and/or shareholder returns are not up to standards, the NEOs will not receive an above-target award.

The actual achievement under the relative TSR metric was 84th percentile performance (number 7 out of 38 companies). With respect to the ROTA metric, the Company achieved an average rank at the 61st percentile with our percentile rank calculated separately for each year.

In 2023, the Compensation Committee reviewed the Company’s actual performance against the ROTA and relative TSR targets (as further described below) and confirmed that the awards achieved a payout of 133% of target. A summary of the Company’s performance as measured against the targets, and the resulting payout, is set forth below:

		Performance Goals			Results
Performance Metric	Award Value Weighting	Threshold (50% Payout)	Target (100% Payout)	Max (150% Payout)	Actual Performance	Percent of Target Payout
3-year Relative Return on Tangible Assets (ROTA) (1)	60%	35th	50th	75th	61st	121%
3-year Relative TSR (percentile rank) (2)	40%	35th	50th	75th	84th	150%
					Total:	133%
(1)	ROTA is measured as the average of the percentile ranking of the Company’s ROTA among the ROTAs for companies included in the KRX Index for each respective calendar year of the performance period. If the Company has a negative ROTA in any one of the three years in the performance period, ROTA-based shares will not settle for more than target. Under the terms of the award, the Compensation Committee has the discretion to remove banks that have not implemented the Current Expected Credit Losses accounting standard (CECL) from the KRX Index as well as to adjust the calculation to account for one-time expenses related to mergers and acquisitions as reported in the public filings with the SEC. The payout percentage reflects such adjustments in the calculation.

(2)	TSR is measured against the TSR for companies in the KRX Index as of January 1, 2020 and assumes dividends are reinvested in additional shares on the ex-dividend date. If the Company has a negative absolute TSR for the three-year cumulative performance period, TSR-based shares will not settle for more than target.

Stock Ownership Guidelines

We believe that ownership of our stock helps align the interests of certain of our key executives with those of shareholders and emphasizes the long-term aspects of equity-based compensation. The Board adopted minimum stock ownership thresholds (the “Executive Minimum Ownership Thresholds”) as part of the stock ownership guidelines applicable to our HoldCo Executives (the “Executive Stock Ownership Guidelines”) as shown in the table below.

52	National Bank Holdings Corporation

Under the Executive Stock Ownership Guidelines, only vested restricted shares and shares owned outright, count towards the Executive Minimum Ownership Thresholds. Unvested restricted shares and unexercised stock options do not count. In addition, HoldCo Executives who have not yet achieved the Executive Minimum Ownership Thresholds are required to retain 50% of the after-tax portion of vested stock awards and exercised options until the threshold is met.

As of March 15, 2023, Messrs. Laney and Newfield had achieved their respective Executive Minimum Ownership Threshold. Mr. Birkans and Ms. Petrucci became subject to the guidelines in connection with their appointment as the Chief Financial Officer in August 2018, and Chief Administrative Officer and General Counsel in July 2020, respectively, and have not yet met their Executive Minimum Ownership Thresholds.

Title:	Guidelines require owning:

Chief Executive Officer	5 times base salary

Chief Financial Officer	4 times base salary

Chief Risk Management Officer	2 times base salary

Chief Administrative Officer	2 times base salary

Insider Trading Restrictions and Anti-Hedging

To further strengthen the alignment between stock ownership and your interests as shareholders, our Insider Trading Policy prohibits every director, officer, associate (including persons employed on a temporary or contract basis or through a staffing agency), and consultant of the Company and its subsidiaries from engaging in short sales, including sales with delayed delivery and any hedging transactions with respect to the Company’s securities. Such hedging transactions include, but are not limited to, the use of prepaid variable forward contracts, equity swaps, collars and exchange funds that are intended to offset any decrease in the value of the Company’s securities. In addition, pledging or hypothecation of Company’s securities by designated persons (including the NEOs) under the Company’s Insider Trading Policy is prohibited.

Clawback Policy

Each HoldCo Executive’s employment agreement contains a clawback provision, which requires, if the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement as a result of misconduct, the executive to reimburse the Company for all amounts received under any incentive compensation plans and any gains realized on the sale of the Company’s securities, in each case during the 12 month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement. The clawback provision also provides that if the executive is found guilty of misconduct by any judicial or administrative authority in connection with any (1) formal investigation by the SEC or (2) other federal or state regulatory investigation, the Compensation Committee may require the repayment of any gain realized on the exercise of an award under any equity compensation plan without regard to the timing of the determination of misconduct in relation to the timing of the exercise of the award. In addition, each NEO’s equity award agreements include a similar clawback provision, including a clause whereby if the executive has engaged in a serious breach of conduct, the Compensation Committee may require the executive to forfeit the unvested award and/or require the executive to repay any amounts realized upon the vesting of the award or on the subsequent sale of the shares underlying the award. In addition to the Company’s rights under the individual contractual clawback provisions, all future equity awards granted under the 2023 Plan (if approved by our shareholders) will be subject to the Company’s policies on, or any provisions in an individual agreement between the Company and a participant providing for, recoupment and clawback. The Company will review and modify the policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under Dodd-Frank Wall Street Reform and Consumer Protection Act.

2023 Annual Proxy Statement	53

Compensation Risk

Our Compensation Committee is responsible for the oversight of our compensation of associates and for the risk management as it relates to compensation. We are also subject to regulatory oversight and reviews, whereby our compensation practices are subject to the review of our regulators and any restrictions or requirements that may be imposed upon us. We conducted an analysis and risk assessment of our incentive compensation programs for 2022. After reviewing our executive and broad-based incentive compensation programs, the Compensation Committee determined that our overall compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company and do not promote unnecessary risk-taking on the part of our executives and other plan participants.

Compensation Disclosure Controls

The Compensation Committee also assessed the compensation disclosure controls that management has in place to ensure proper disclosure of compensation data. The Compensation Committee approved those controls after review and discussion with management.

Use of Corporate Aircraft

For reasons of business efficiency and continued security-related concerns (including personal security as well as privacy of business information and communications), the Company owns and operates a corporate aircraft. The use of the corporate aircraft is primarily for business purposes and is governed by the Board approved Airplane Use Policy. In addition to business travel, this policy provides our HoldCo Executives with limited personal use of the Corporate-owned aircraft, without reimbursement to the Company, as follows: CEO up to a maximum of 30 flight hours per year; CFO up to a maximum of 15 flight hours per year; CRMO up to a maximum of 10 flight hours per year; and the CAO up to a maximum of 8 flight hours per year. In the event that either the CEO, CFO, CRMO or CAO exceeds their respective hours in a specific year, they shall each be required to reimburse the Company for the full incremental costs of such use under a time sharing agreement that each of the above individuals has entered into with the Company. In 2022, the value of the personal use of the Corporate-owned aircraft for our CEO, CFO and CRMO is $40,885, $22,000 and $5,424, respectively. Our CAO did not utilize the Corporate-owned aircraft for personal purposes in 2022.

Tax Considerations

The Internal Revenue Code of 1986, as amended, generally limits a public company’s corporate income tax deduction for compensation to $1 million per year for all individuals who are considered covered employees, including our NEOs. The Compensation Committee implements compensation programs that it believes are competitive, will attract and retain executive talent and are in the best interests of the Company and its shareholders. Accordingly, the compensation awarded under the programs approved by the Compensation Committee may provide for non-deductible payments or benefits.

54	National Bank Holdings Corporation

Executive Compensation Tables

The following tables, accompanying footnotes and narrative provide information about compensation paid to the Company’s NEOs as described in the CD&A.

Summary Compensation Table

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2022, 2021 and 2020 (as applicable) for each of our NEOs.

							Nonqualified
						Non-equity	deferred
				Stock	Option	incentive plan	compensation	All other
Name and principal		Salary	Bonus	awards	awards	compensation	earnings	compensation		Total
position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)		($)

G. Timothy Laney	2022	826,923	—	839,909	209,995	1,302,404	—	111,158	(5)	3,290,389
Chairman, President and	2021	750,000	—	976,678	209,994	1,012,500	—	60,375		3,009,547
Chief Executive Officer	2020	750,000	—	839,955	210,000	774,500	—	63,670		2,638,125

Aldis Birkans	2022	383,461	—	359,961	89,990	452,964	1,629	55,700	(6)	1,343,705
EVP, Chief Financial Officer	2021	365,769	—	283,953	59,492	421,875	1,544	27,900		1,160,533
	2020	338,269	—	232,354	58,097	261,250	385	26,895		917,250

Richard U. Newfield, Jr.	2022	383,462	—	294,294	73,598	392,568	5,015	39,621	(7)	1,188,558
EVP, Chief Risk	2021	375,000	—	304,215	63,748	365,625	5,015	30,917		1,144,520
Management Officer	2020	375,000	—	254,957	63,747	279,750	2,748	30,122		1,006,324

Angela N. Petrucci	2022	310,385	—	165,156	41,300	293,313	20	26,494	(8)	836,668
EVP, Chief Administrative	2021	274,231		141,442	29,992	258,750	13	20,857		725,284
Officer & General Counsel	2020

Christopher S. Randall	2022	290,000	—	150,781	37,697	193,779	—	6,909	(9)	679,166
EVP, Commercial, Specialty	2021	286,538	—	142,953	35,744	183,000	—	6,114		654,349
and Business Banking	2020	275,000		119,963	29,999	156,500	—	5,462		586,924

(1)	The amounts in this column reflect the grant date fair value of the restricted stock awarded to our NEOs, determined in accordance with FASB ASC Topic 718. See Note 17, “Stock-Based Compensation and Benefits” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2022 for an explanation of the assumptions made in valuing these awards.

With respect to the performance stock units granted in 2020 and 2021 please refer to our Form 10-K for the fiscal year ended December 31, 2022, Note 17, Stock-based Compensation and Benefits, Performance stock units section.

Pursuant to SEC rules, for the part of the performance stock units that are subject to performance conditions (the ROTA metric for the 2020 and 2021 awards and the cumulative EPS metric for the 2022 award), the value of such award assuming the highest level of performance condition is achieved under the 2020, 2021, and 2022 awards is $472,464, $472,462, and $472,444 respectively, for Mr. Laney, $130,707, $133,853, and $202,476 respectively, for Mr. Birkans, $143,415, $143,431, and $165,545 respectively, for Mr. Newfield, $22,474, $67,469, and $92,909 respectively, for Ms. Petrucci, and $67,464, $80,420, and $84,824 respectively, for Mr. Randall.

For that part of the performance stock units that is subject to market conditions (the TSR metric), the potential maximum value is factored into the calculated grant date fair value for the 2020, 2021, and 2022 awards, which is $314,980, $314,975, and $314,976 respectively, for Mr. Laney, $87,124, $89,248, and $134,990 respectively, for Mr. Birkans, $95,604, $95,605, and $110,350 respectively, for Mr. Newfield, $14,969, $44,996, and $61,917 respectively, for Ms. Petrucci, and $44,981, $53,589, and $56,523 respectively, for Mr. Randall.

The Company is an investor in Finstro Global Holdings, Inc., (Finstro), a provider of trade credit and payment solutions. In 2021, Finstro granted an award of performance-vesting restricted shares to each of Messrs. Laney, Birkans, Newfield and Ms. Petrucci with a grant date fair market value of $391,121, $65,162, $52,122 and $52,122 respectively. Such awards were previously disclosed in the Company’s annual proxy statement filed with the SEC for the fiscal year ended December 31, 2021. The awards were granted solely in connection with these NEOs’ services to Finstro and the Compensation Committee does not consider such awards in making its compensation decisions with respect to these NEOs’ services to the Company. Because Finstro is not a subsidiary of the Company, these awards are not included in this column.

(2)	The amounts in this column reflect the grant date fair value of stock option awards granted to our NEOs, determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options is estimated using the Black-Scholes option pricing model. See Note 17, “Stock-Based Compensation and Benefits” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2022 for an explanation of the assumptions made in valuing these awards.

(3)	Amounts in this column represent cash bonuses we paid under the 2022 STIP. See “Review of 2022 STIP Performance Metrics Results by the Compensation Committee” above.

2023 Annual Proxy Statement	55

(4)	Any amounts reported in this column represent the above-market portion of interest earned in a fixed rate investment option under our Nonqualified Deferred Compensation Plan.

(5)	Includes Company matching contributions to the 401(k) plan and Nonqualified Deferred Compensation Plan of $9,150 and $55,183, respectively, $40,885 representing the value of personal use of the corporate aircraft in 2022, and imputed income on life insurance premiums of $5,940.
(6)	Includes Company matching contributions to the 401(k) plan and Nonqualified Deferred Compensation Plan of $9,150 and $24,160, respectively, $22,000 representing the value of personal use of the corporate aircraft in 2022, and imputed income on life insurance premiums of $390.

(7)	Includes Company matching contributions to the 401(k) plan and Nonqualified Deferred Compensation Plan of $9,150 and $22,473, respectively, $5,424 representing the value of personal use of the corporate aircraft in 2022, and imputed income on life insurance premiums of $2,574.

(8)	Includes Company matching contributions to the 401(k) plan and Nonqualified Deferred Compensation Plan of $9,150 and $17,074, respectively, and imputed income on life insurance premiums of $270.

(9)	Includes Company matching contributions to the Nonqualified Deferred Compensation Plan of $5,490 and imputed income on life insurance premiums of $1,419.

56	National Bank Holdings Corporation

2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to each of our NEOs during 2022:

									All		All			Grant
									other		other			date
									stock		option			fair
									awards:		awards:		Exercise	value
									Number of		Number of		or base	of stock
			Estimated potential payouts under			Estimated future payouts under			shares		securities		price of	and
		Date of	non-equity incentive plan awards(1)			equity incentive plan awards(2)			of stock		underlying		option	option
		Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	or units		options		awards	awards
Name	Grant date	Approval	($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($/Sh)	($)(3)

G. Timothy Laney	—	—	413,462	826,923	1,302,404	—	—	—	—		—		—	—
	04/01/2022	02/24/2022	—	—	—	—	—	—	—		19,408	(5)	40.83	209,995
	04/01/2022	02/24/2022	—	—	—	—	—	—	7,714	(4)	—		—	314,963
	04/01/2022	02/24/2022	—	—	—	6,836	13,671	20,507	—		—		—	524,947

Aldis Birkans	—	—	143,798	287,596	452,964	—	—	—	—		—		—	—
	04/01/2022	02/24/2022	—	—	—	—	—	—	—		8,317	(5)	40.83	89,990
	04/01/2022	02/24/2022	—	—	—	—	—	—	3,306	(4)	—		—	134,984
	04/01/2022	02/24/2022	—	—	—	2,930	5,859	8,789	—		—		—	224,977

Richard U. Newfield, Jr.	—	—	124,625	249,250	392,569	—	—	—	—		—		—	—
	04/01/2022	02/24/2022	—	—	—	—	—	—	—		6,802	(5)	40.83	73,598
	04/01/2022	02/24/2022	—	—	—	—	—	—	2,703	(4)	—		—	110,363
	04/01/2022	02/24/2022	—	—	—	2,395	4,790	7,185	—		—		—	183,930

Angela Petrucci	—	—	93,915	186,231	293,313	—	—	—	—		—		—	—
	04/01/2022	02/24/2022	—	—	—	—	—	—	—		3,817	(5)	40.83	41,300
	04/01/2022	02/24/2022	—	—	—	—	—	—	1,517	(4)	—		—	61,939
	04/01/2022	02/24/2022	—	—	—	1,344	2,688	4,032	—		—		—	103,217

Christopher S. Randall	—	—	79,750	159,500	307,038	—	—	—	—		—		—	—
	04/01/2022	02/24/2022	—	—	—	—	—	—	—		3,484	(5)	40.83	37,697
	04/01/2022	02/24/2022	—	—	—	—	—	—	1,385	(4)	—		—	56,550
	04/01/2022	02/24/2022	—	—	—	1,227	2,454	3,681	—		—		—	94,232
(1)	Cash incentive bonuses under the 2022 STIP.

(2)	Represents the possible range of the performance stock units granted in 2022 under the 2014 Omnibus Incentive Plan. The performance stock units vest upon the achievement of specified performance criteria; please see “Three-Year Performance Stock Unit Award” above for more details. Dividend equivalents are accrued during the three-year performance period and paid upon vesting based on the number of units that vest.

(3)	The amounts in this column reflect the grant date fair value of the restricted stock, performance stock units and stock options awarded to the NEOs in 2022 in accordance with FASB ASC Topic 718. See Note 17, “Stock-Based Compensation and Benefits” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2022 for an explanation of the assumptions made in valuing these awards. Specifically, the values for the performance stock units are based upon the Company’s stock price (for the EPS target portion) and by using a Monte Carlo Simulation (for the relative TSR target portion) as of the grant date, respectively. The actual number of shares earned for the performance stock units is dependent on the Company's performance during the performance measuring period, therefore actual results may vary. For a more complete description of the criteria for payment of the performance stock units granted in 2022, please see "Three-Year Performance Stock Unit Award" above.

(4)	Represents time-based shares of restricted stock that vest, subject to the NEO’s continued service through the applicable vesting date, in three equal annual installments, the first of which will occur on April 28, 2023. Dividends are paid out on these shares at the same time and same rate as dividends are paid to other shareholders.

(5)	Represents stock options that vest, subject to the NEO’s continued service through the applicable vesting date, in three equal annual installments, the first of which will occur on April 28, 2023.

2023 Annual Proxy Statement	57

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs on December 31, 2022:

	Option Awards					Restricted Stock Awards			Performance-Based Awards
											Equity
											incentive
									Equity		plan
									incentive		awards:
									plan		Market or
									awards:		payout
									Number of		value of
						Number		Market	unearned		unearned
	Number of	Number of				of shares		value of	shares,		shares,
	securities	securities				or units		shares or	units or		units or
	underlying	underlying				of stock		units of	other		other
	unexercised	unexercised		Option		that		stock that	rights that		rights that
	options	options		exercise	Option	have not		have not	have not		have not
	exercisable	unexercisable		price	expiration	vested		vested	vested		vested
Name	(#)	(#)		($)	date	(#)		($)(1)	(#)		($)(1)

G. Timothy Laney	28,000	—		18.92	4/29/2024	4,546	(2)	191,250	29,434	(3)	1,238,288
	31,996	—		19.08	4/28/2025	7,499	(4)	315,483	14,185	(5)	596,764
	49,763	—		19.56	3/1/2026	7,714	(6)	324,528	13,671	(7)	575,139
	26,683	—		34.04	3/1/2027	—		—	—		—
	37,042	—		32.65	3/1/2028	—		—	—		—
	33,386	—		34.08	4/1/2029	—		—	—		—
	42,296	21,148	(2)	23.10	4/1/2030	—		—	—		—
	7,253	14,508	(4)	40.16	4/1/2031
		19,408	(6)	40.83	4/1/2032

Aldis Birkans	2,600	—		18.92	4/29/2024	1,258	(2)	52,924	8,143	(3)	342,576
	2,773	—		19.08	4/28/2025	2,246	(4)	94,489	4,019	(5)	169,079
	3,080	—		19.56	3/1/2026	3,306	(6)	139,083	5,859	(7)	246,488
	3,303	—		34.04	3/1/2027	—		—	—		—
	2,442	—		32.65	3/1/2028	—		—	—		—
	1,987	—		35.36	5/2/2028	—		—	—		—
	7,631	—		34.08	4/1/2029	—		—	—		—
	11,700	5,852	(2)	23.10	4/1/2030	—		—	—		—
	2,055	4,110	(4)	40.16	4/1/2031	—		—	—		—
	—	8,317	(6)	40.83	4/1/2032	—		—	—		—

Richard U. Newfield, Jr.	6,607	—		34.04	3/1/2027	1,381	(2)	58,099	8,935	(3)	375,895
	8,934	—		32.65	3/1/2028	2,406	(4)	101,220	4,306	(5)	181,153
	8,783	—		34.08	4/1/2029	2,703	(6)	113,715	4,790	(7)	201,515
	12,838	6,421	(2)	23.10	4/1/2030	—		—	—		—
	2,202	4,404	(4)	40.16	4/1/2031	—		—	—		—
	—	6,802	(6)	40.83	4/1/2032

Angela Petrucci	541	—		20.33	6/15/2025	217	(2)	9,129	1,400	(3)	58,898
	675	—		19.56	3/1/2026	545	(8)	22,928	2,026	(5)	85,234
	889	—		34.04	3/1/2027	1,104	(4)	46,445	2,688	(7)	113,084
	1,356	—		32.65	3/1/2028	1,517	(6)	63,820	—		—
	1,844	—		34.08	4/1/2029	—		—	—		—
	2,014	1,007	(2)	23.10	4/1/2030	—		—	—		—
	1,086	545	(4)	26.00	7/1/2030	—		—	—		—
	1,036	2,072	(4)	40.16	4/1/2031	—		—	—		—
	—	3,817	(6)	40.83	4/1/2032

Christopher S. Randall	2,096	—		34.04	3/1/2027	650	(2)	27,346	4,203	(3)	176,820
	6,309	—		32.65	3/1/2028	890	(4)	37,442	2,414	(5)	101,556
	5,683	—		34.08	4/1/2029	1,385	(6)	58,267	2,454	(7)	103,240
	—	3,021	(2)	23.10	4/1/2030	—		—	—		—
	1,234	2,470	(4)	40.16	4/1/2031	—		—	—		—
	—	3,484	(6)	40.83	4/1/2032	—		—	—		—
(1)	Based upon the closing price of our common stock on December 31, 2022, which was $42.07.

58	National Bank Holdings Corporation

(2)	Represents awards that will vest in full on April 28, 2023, subject to the NEO’s continued service through such date.

(3)	Amounts shown above represent the performance stock units granted in 2020 (the “2020 PSU Award”). The number of units are currently reflected at the maximum level of performance. The relative TSR component of the 2020 PSU Award vested on March 1, 2023 and the ROTA component will vest on April 1, 2023, with the number of shares delivered based upon the Compensation Committee’s certification of the attainment of the results at the end of the three-year performance period (January 1, 2020 through December 31, 2022), which attainment resulted in a payout of 133%, as discussed in more detail in the “Vesting of 2020 Performance Stock Unit Award” above. In addition, dividends accrued during the three-year performance period and were paid on any 2020 PSU Award following the vesting date.

(4)	Represents awards that vest, subject to the NEO’s continued service through the applicable vesting date, in two equal annual installments, the first of which will occur on April 28, 2023.

(5)	Amounts shown above represent the performance stock units granted in 2021 (the “2021 PSU Award”). Since performance through December 31, 2022 is tracking between threshold and target performance, the number of units are currently reflected at the target level of performance. Actual results for these awards cannot be determined at this time. The actual amounts to be vested and earned, if any, depend on actual performance against a ROTA metric (60% weighting) and a relative TSR metric (40% weighting) over a three-year performance period (January 1, 2021 through December 31, 2023). The 2021 PSU Award will vest on March 1, 2024 (with respect to the TSR metric), and April 1, 2024 (with respect to the ROTA metric) and the number of shares delivered will be based upon the Compensation Committee’s certification of the attainment of the results at the end of the three-year performance period. The number of shares delivered under the 2021 PSU Award will be based upon an interpolation of threshold, target and maximum performance levels. The equity payouts at threshold, target and maximum levels are 50%, 100% and 150%, respectively. In addition, dividends accrue during the three-year performance period and will be paid on any earned 2021 PSU Award following the vesting date.

(6)	Represents awards that vest, subject to the NEO’s continued service through the applicable vesting date, in three equal annual installments, the first of which will occur on April 28, 2023.

(7)	Amounts shown above represent the performance stock units granted in 2022 (the “2022 PSU Award”). The number of units are currently reflected at the target level of performance. Actual results for these awards cannot be determined at this time. The actual amounts to be vested and earned, if any, depend on actual performance against an EPS metric (60% weighting) and a relative TSR metric (40% weighting) over a three-year performance period (January 1, 2022 through December 31, 2024). The 2022 PSU Award will vest on March 1, 2025, and the number of shares delivered will be based upon the Compensation Committee’s certification of the attainment of the results at the end of the three-year performance period. The number of shares delivered under the 2022 PSU Award will be based upon an interpolation of threshold, target and maximum performance levels. The equity payouts at threshold, target and maximum levels are 50%, 100% and 150%, respectively. In addition, dividends accrue during the three-year performance period and will be paid on any earned performance stock units following the vesting date.

(8)	Represents awards that will vest in full on October 1, 2023, subject to the NEO’s continued service through such date.

Option Exercises and Stock Vested in 2022

The following table provides information regarding options exercised and shares of restricted stock vested during 2022 with respect to each of our NEOs:

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of shares		Number of shares
	acquired on	Value realized on	acquired on	Value realized on
	exercise	exercise	vesting	vesting
Name	(#)	($)	(#)	($)

G. Timothy Laney(1)	—	—	34,412	1,375,171
Aldis Birkans (2)	3,530	89,627	8,347	332,159
Richard U. Newfield, Jr.(3)	—	—	9,451	376,521
Angela Petrucci(4)	—	—	2,751	107,421
Christopher S. Randall(5)	14,211	282,892	5,540	222,313
(1)	Stock awards include 23,036 performance stock units that vested on March 1, 2022, and 11,376 shares of time-based restricted stock that vested on April 28, 2022. 15,331 of these shares were delivered to a former spouse pursuant to a divorce decree.
(2)	Option award for 3,530 shares exercised on December 12, 2022. Stock award includes 5,265 performance stock units that vested on March 1, 2022, and 3,082 shares of time-based restricted stock that vested on April 28, 2022.
(3)	Stock awards include 6,060 performance stock units that vested on March 1, 2022, and 3,391 shares of time-based restricted stock that vested on April 28, 2022.

2023 Annual Proxy Statement	59

(4)	Stock awards include 1,271 performance stock units that vested on March 1, 2022, and 937 and 543 shares of time-based restricted stock that vested on April 28, 2022 and October 1, 2022, respectively.
(5)	Option awards for 8,169 shares exercised on May 27, 2022, and 6,042 shares exercised on May 31, 2022. Stock awards include 3,921 performance stock units that vested on March 1, 2022, and 1,619 shares of time-based restricted stock that vested on April 28, 2022.

Nonqualified Deferred Compensation Plan

The NEOs are eligible to participate in our Nonqualified Deferred Compensation Plan, which we refer to as the “NDCP.” The NDCP, which is meant to be an unfunded deferred compensation plan, is intended to be exempt from certain requirements of the Employee Retirement Income Security Act of 1974. The NDCP is similar to our 401(k) plan; however, it does not have the statutory limit on contributions that the 401(k) plan has. Executives may participate in the NDCP even if they do not participate in the 401(k) plan. NDCP participants may defer up to 75% of their base salaries and up to 85% of their bonuses (annual incentives) until separation of service or upon the occurrence of other specified events (e.g., disability, previously specified dates, and a change in control). Generally, once a participant makes an election regarding the time of his or her deferred compensation payout, he or she may only modify that election if such modification occurs at least one year before the payout would begin if not modified and does not cause any amounts to be paid to the participant for at least five years after the payout would have begun if not modified. NDCP participants may elect to have their account balances paid in a lump sum upon a change in control. The Company matches participants’ contributions to the NDCP in the same way it matches 401(k) plan contributions. Each of the participating NEOs’ contributions to the NDCP and the related Company matching contributions are fully vested when made. Each NDCP participant may choose among a variety of investment options. The Company pays all applicable fees and expenses relating to the administration of the NDCP and may, in its sole discretion, make additional discretionary contributions to participants’ accounts.

		Registrant	Aggregate		Aggregate
	Executive	contributions	earnings	Aggregate	balance at
	contributions in	in last	in last	withdrawals/	last fiscal
	last fiscal year	fiscal year	fiscal year	distributions	year end
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

G. Timothy Laney	74,731	55,183	(251,978)	—	1,734,460
Aldis Birkans	62,082	24,160	(27,368)	—	547,695
Richard U. Newfield, Jr.	287,768	22,473	7,789	—	1,461,481
Angela Petrucci	23,219	17,074	(9,315)	—	86,005
Christopher S. Randall	18,300	5,490	(40,096)	—	182,017
(1)	This column represents amounts deferred from base salary and annual short-term incentive plan payments during 2022. Although deferred, these amounts are included in the Summary Compensation Table in the columns captioned ‘Salary” and “Non-Equity Incentive Plan Compensation,” as applicable.
(2)	These amounts are included in the Summary Compensation Table in the column captioned “All Other Compensation.”
(3)	This column includes total earnings and losses on the amounts held under the NDCP during 2022. With respect to Messrs. Birkans and Newfield and Ms. Petrucci, earnings that represent an above-market portion of interest have been included in the Summary Compensation Table in the column captioned “Nonqualified Deferred Compensation Earnings”.
(4)	Of these balances, the following were reported in Summary Compensation Tables in prior-year statements: $1,421,409 for Mr. Laney, $102,340 for Mr. Birkans, $884,330 for Mr. Newfield, $27,282 for Ms. Petrucci, and $46,508 for Mr. Randall.

Employment or Change of Control Agreements with Named Executive Officers

Mr. Laney’s Employment Agreement

On May 22, 2010, we entered into an employment agreement with Mr. Laney. On November 17, 2015, we entered into an amendment to Mr. Laney’s employment agreement. The employment agreement automatically renews for successive one-year terms (ending on December 31) unless either party gives at least 90 days’ written notice prior to the expiration date of the current term. The employment agreement provides Mr. Laney an annual base salary of no less than $750,000, to be reviewed annually, and for a target

60	National Bank Holdings Corporation

cash bonus opportunity of no less than 90% of his base salary, to be reviewed annually. The employment agreement also provides Mr. Laney with employee benefits, fringe benefits, and perquisites on a basis no less favorable than such benefits and perquisites are provided to other senior executives. Under the employment agreement, Mr. Laney is subject to restrictive covenants, including non-competition and non-solicitation of our associates, clients and certain other parties with business relationships with us, while employed by us and for either (a) three years following Mr. Laney’s termination of employment, if his employment is terminated by us without “cause” or Mr. Laney resigns with “good reason” within two years following a change in control or (b) one year following Mr. Laney’s termination of employment in the case of all other terminations of employment. In the event of termination of Mr. Laney’s employment without “cause” or Mr. Laney’s resignation with “good reason,” Mr. Laney is eligible to receive certain severance benefits, as more fully described in “2022 Potential Payments upon Termination or Change-in-Control” below. Mr. Laney’s employment agreement also provides that, in the event any payments to Mr. Laney would subject him to the excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid imposition of the excise tax unless Mr. Laney would be better off on an after-tax basis receiving all such payments.

In addition, Mr. Laney’s employment agreement contains a clawback provision, which requires, if the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement as a result of misconduct, Mr. Laney is to reimburse the Company for all amounts received under any incentive compensation plans and any gains realized on the sale of the Company’s securities, in each case during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement. The clawback provision also provides that if Mr. Laney is found guilty of misconduct by any judicial or administrative authority in connection with any (a) formal investigation by the SEC or (b) other federal or state regulatory investigation, the Compensation Committee may require the repayment of any gain realized on the exercise of an award under any equity compensation plan without regard to the timing of the determination of misconduct in relation to the timing of the exercise of the award.

Mr. Birkans’ Employment Agreement

On May 2, 2018, we entered into an employment agreement with Mr. Birkans, which became effective August 10, 2018. The employment agreement automatically renews for successive one-year terms (ending on December 31) unless either party gives at least 90 days’ written notice prior to the expiration date of the current term. The employment agreement provides Mr. Birkans an annual base salary of no less than $300,000 and a target cash bonus opportunity of no less than 50% of base salary for the 2018 fiscal year, and a target bonus opportunity of no less than 55% of base salary for fiscal years thereafter. The employment agreement also provides Mr. Birkans with employee benefits, fringe benefits, and perquisites on a basis no less favorable than such benefits and perquisites are provided to other senior executives. Under the employment agreement, Mr. Birkans is also subject to restrictive covenants, including non-competition and non-solicitation of our associates, clients and certain other parties with business relationships with us, while employed by us and for either (a) two years following Mr. Birkans’ termination of employment, if his employment is terminated by us without “cause” or Mr. Birkans resigns with “good reason” within two years following a change in control or (b) one year following Mr. Birkans’ termination of employment in the case of all other terminations of employment. In the event of termination of Mr. Birkans’ employment without “cause” or Mr. Birkans’ resignation with “good reason,” Mr. Birkans is eligible to receive certain severance benefits, including enhanced severance benefits in the event of a termination of employment within two years following a “change in control,” as more fully described in “2022 Potential Payments upon Termination or Change-in-Control” below. Mr. Birkans’ employment agreement also provides that, in the event any payments to Mr. Birkans would subject him to the excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid imposition of the excise tax unless Mr. Birkans would be better off on an after-tax basis receiving all such payments.

In addition, Mr. Birkans’ employment agreement contains a clawback provision similar to that included in Mr. Laney’s employment agreement.

2023 Annual Proxy Statement	61

Mr. Newfield’s Employment Agreement

On November 17, 2015, we entered into an employment agreement with Mr. Newfield, which amends and restates Mr. Newfield’s employment agreement dated October 24, 2011. The employment agreement automatically renews for successive one-year terms (ending on December 31) unless either party gives at least 90 days’ written notice prior to the expiration date of the current term. The employment agreement provides Mr. Newfield an annual base salary of no less than $325,000, to be reviewed annually, and a target cash bonus opportunity of no less than 60% of base salary, to be reviewed annually. The employment agreement also provides Mr. Newfield with employee benefits, fringe benefits, and perquisites on a basis no less favorable than such benefits and perquisites are provided to other senior executives. Under the employment agreement, Mr. Newfield is also subject to restrictive covenants, including non-competition and non-solicitation of our associates, clients and certain other parties with business relationships with us, while employed by us and for either (a) two years following Mr. Newfield’s termination of employment, if his employment is terminated by us without “cause” or Mr. Newfield resigns with “good reason” within two years following a change in control or (b) one year following Mr. Newfield’s termination of employment in the case of all other terminations of employment. In the event of termination of Mr. Newfield’s employment without “cause” or Mr. Newfield’s resignation with “good reason,” Mr. Newfield is eligible to receive certain severance benefits, including enhanced severance benefits in the event of a termination of employment within two years following a “change in control,” as more fully described in “2022 Potential Payments upon Termination or Change-in-Control” below. Mr. Newfield’s employment agreement also provides that, in the event any payments to Mr. Newfield would subject him to the excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid imposition of the excise tax unless Mr. Newfield would be better off on an after-tax basis receiving all such payments.

In addition, Mr. Newfield’s employment agreement contains a clawback provision similar to that included in Mr. Laney’s employment agreement.

Ms. Petrucci’s Employment Agreement

On May 5, 2020, we entered into an employment agreement with Ms. Petrucci. The employment agreement automatically renews for successive one-year terms (ending on December 31) unless either party gives at least 90 days’ written notice prior to the expiration date of the current term. The employment agreement provides Ms. Petrucci an annual base salary of no less than $250,000, to be reviewed annually, and a target cash bonus opportunity of no less than 50% of base salary, to be reviewed annually. The employment agreement also provides Ms. Petrucci with employee benefits, fringe benefits, and perquisites on a basis no less favorable than such benefits and perquisites are provided to other senior executives. Under the employment agreement, Ms. Petrucci is also subject to restrictive covenants, including non-competition and non-solicitation of our associates, clients and certain other parties with business relationships with us, while employed by us and for either (a) two years following Ms. Petrucci’s termination of employment, if her employment is terminated by us without “cause” or Ms. Petrucci resigns with “good reason” within two years following a change in control or (b) one year following Ms. Petrucci’s termination of employment in the case of all other terminations of employment. In the event of termination of Ms. Petrucci’s employment without “cause” or Ms. Petrucci’s resignation with “good reason,” Ms. Petrucci is eligible to receive certain severance benefits, including enhanced severance benefits in the event of a termination of employment within two years following a “change in control,” as more fully described in “2022 Potential Payments upon Termination or Change-in-Control” below. Ms. Petrucci’s employment agreement also provides that, in the event any payments to Ms. Petrucci would subject her to the excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid imposition of the excise tax unless Ms. Petrucci would be better off on an after-tax basis receiving all such payments.

In addition, Ms. Petrucci’s employment agreement contains a clawback provision similar to that included in Mr. Laney’s employment agreement.

62	National Bank Holdings Corporation

Mr. Randall’s Change of Control Agreement

On September 14, 2014, we entered into a change of control agreement with Mr. Randall. Under the change of control agreement, Mr. Randall is subject to restrictive covenants, including non-solicitation of our associates, clients and certain other parties with business relationships with us, while employed by us and for one year following Mr. Randall’s termination of employment in the case of any termination of employment. In the event of Termination of Mr. Randall’s employment without “cause” or Mr. Randall’s resignation with “good reason” within eighteen months following a “change in control,” Mr. Randall is eligible to receive certain severance benefits, as more fully described in “2022 Potential Payments upon Termination or Change-in-Control” below. Mr. Randall’s change of control agreement also provides that, in the event any payments to Mr. Randall would subject him to the excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid imposition of the excise tax unless Mr. Randall would be better off on an after-tax basis receiving all such payments.

2022 Potential Payments upon Termination or Change-in-Control

The following discussion addresses potential payments to our NEOs upon termination of employment or a change in control.

Termination of Employment without Cause or Resignation with Good Reason Prior to Change in Control

Severance under Mr. Laney’s Employment Agreement

If Mr. Laney’s employment is terminated prior to a change in control (i) by the Company without “cause” or (ii) by Mr. Laney for “good reason,” subject to his execution and non-revocation of a release of claims in favor of the Company, Mr. Laney will receive (a) any earned but unpaid base salary and bonus, (b) a prorated bonus for the year of termination and (c) a lump sum cash amount equal to the sum of (1) three times his annual base salary immediately prior to the date of the qualifying termination and (2) three times the greater of (i) his target annual bonus for the year in which the qualifying termination occurs and (ii) the annual bonus paid or payable to him in respect of the year prior to the year of the qualifying termination.

For the purposes of Mr. Laney’s employment agreement, “cause” means the executive’s (1) continued failure to perform substantially his duties, (2) willful misconduct or gross neglect in the performance of his duties, (3) continued failure to adhere materially to the clear directions of the Board, to adhere materially to the Company’s material written policies, or to devote substantially all of his business time and efforts to the Company, (4) conviction of or formal admission to or plea of guilty or nolo contendere to a charge of commission of a felony or any crime involving serious moral turpitude or (5) willful breach of any material terms of the employment agreement.

For the purposes of Mr. Laney’s employment agreement, “good reason” means (1) a material diminution of annual base salary, (2) a material diminution in title, position, duties or responsibilities, (3) a failure to elect or re-elect Mr. Laney as a member of the Board, (4) during the two-year period following a change in control, any requirement by the Company that the executive’s services be rendered primarily at a location that is more than 50 miles from the executive’s primary employment location immediately prior to the change in control or (5) any material breach by us of the employment agreement.

Severance for Messrs. Birkans, Newfield and Ms. Petrucci under Employment Agreements

If the executive’s employment, is terminated prior to a change in control (i) by the Company without “cause” or (ii) by the executive for “good reason,” subject to the executive’s execution and non-revocation of a release of claims in favor of the Company, the executive will receive (a) any earned but unpaid base salary and bonuses, (b) a prorated bonus for the year of termination and (c) a lump sum cash amount equal to the sum of (1) his annual base salary immediately prior to the date of the qualifying termination and (2) the greater of (i) his target annual bonus for the year in which the qualifying termination occurs and (ii) the annual bonus paid or payable to the executive in respect of the year prior to the year of the qualifying termination.

2023 Annual Proxy Statement	63

For the purposes of each executive’s employment agreement, “good reason” means (1) a material diminution in the executive’s annual base salary, (2) the assignment of any duties that are materially inconsistent with the executive’s position, duties or responsibilities or any other action by the Company that results in a material diminution in the executive’s position or the duties or responsibilities customarily associated with the executive’s position, (3) during the two-year period following a change in control, any requirement by the Company that the executive’s services be rendered primarily at a location that is more than 50 miles from the executive’s primary employment location immediately prior to the change in control or (4) any material breach by us of the employment agreement.

Equity Awards under the Company’s Equity Incentive Plans

Time-Based Stock Options and Restricted Stock Awards. All unvested time-based stock options and restricted stock awards will be forfeited following a termination of employment prior to a change in control without “cause” or the executive’s resignation of employment for “good reason.”

Performance Stock Unit Awards. With respect to the performance stock unit awards granted to the NEOs, all unvested awards will be forfeited following any termination of employment.

For purposes of the equity awards, the definitions of “cause” and “good reason” are governed by the respective equity award agreements and in most cases, the definitions are similar to those set forth in the NEOs’ employment or change of control agreements, as applicable.

Termination of Employment for Cause or Resignation without Good Reason

Upon a termination of employment for “cause” or the executive’s resignation of employment without “good reason” at any time, the executive is entitled to accrued benefits, including accrued base salary as of the date of termination of employment, and the timely payment of any amounts due and payable under any of our plans, programs, policies or practices.

All unvested equity awards will be forfeited following a termination of employment for “cause” or the executive’s resignation of employment without “good reason.”

Termination of Employment due to Death or Disability

Upon a termination of employment due to death or disability, the executive is entitled to accrued benefits, including accrued base salary, as of the date of termination of employment, and the timely payment of any amounts due and payable under any of our plans, programs, policies or practices. All unvested equity awards will vest upon a termination of employment due to death or disability, other than the performance stock unit awards.

Arrangements upon a Change in Control

Severance for NEOs under Employment, Change of Control or Transition Agreements

If Messrs. Laney, Birkans, Newfield, Randall or Petrucci’s employment is terminated within two years following a change in control (similar definition to that in the Company’s equity incentive plans) (i) without “cause” or (ii) by the executive for “good reason,” subject to the executive’s execution and non-revocation of a release of claims in favor of the Company, the executive will receive a lump sum cash amount equal to (a) any earned but unpaid base salary and bonuses and (b) except for Mr. Randall, a prorated bonus for the year of termination.

Additionally, Mr. Laney will receive a lump sum cash amount equal to the sum of (1) three times his annual base salary immediately prior to the qualifying termination (or if greater, immediately prior to the change in control) and (2) three times the greater of (i) his target annual bonus determined under his employment agreement and (ii) the annual bonus paid or payable to him in respect of the year immediately prior to the year in which the termination occurs. Messrs. Birkans and Newfield and Ms. Petrucci will receive a lump sum

64	National Bank Holdings Corporation

cash amount equal to the sum of (1) two times their annual base salary immediately prior to the qualifying termination (or if greater, immediately prior to the change in control) and (2) two times the greater of (i) their target annual bonus determined under their employment agreement and (ii) the annual bonus paid or payable to them in respect of the year immediately prior to the year in which the termination occurs. Mr. Randall will receive a lump sum cash amount equal to the sum of (1) his annual base salary immediately prior to the qualifying termination (or if greater, immediately prior to the change in control) and (2) the greater of (i) his target annual bonus for the year in which the termination occurs and (ii) the annual bonus paid or payable to him in respect of the year immediately prior to the year in which the termination occurs.

Equity Awards under the Company’s Equity Incentive Plans

Time-Based Stock Options and Restricted Stock Awards. All unvested time-based stock options and restricted stock awards held by the NEOs are subject to a double trigger vesting standard. If the executive is provided a replacement award in connection with a change in control, and if the executive’s employment is terminated within two years following the change in control (i) by the Company without “cause” or (ii) by the executive for “good reason,” all unvested outstanding time-based stock options and restricted stock awards held by the executive fully vest, and in the case of stock options, become exercisable, upon the qualifying termination. If the executive is not provided a replacement award, the award fully vests, and in the case of stock options, becomes exercisable, upon the change in control.

Performance Stock Unit Awards. With respect to the performance stock unit awards granted to the NEOs, in connection with a change in control, the performance achievement level of any outstanding unvested awards will be determined prior to the change of control by the Compensation Committee, with awards earned at the higher of target and actual performance. If the executive is provided a replacement award in connection with a change in control, then the earned award continues to be subject to service-based vesting requirements with the vesting date being the last day of the original performance period. If the executive’s employment is terminated within two years following the change in control (i) by the Company without “cause,” (ii) by the executive for “good reason,” or (iii) due to the executive’s death or disability, any remaining service condition will be deemed to be satisfied and the earned award fully vests upon the qualifying termination. If the executive is not provided a replacement award, the service condition will be deemed to be satisfied and the earned award fully vests upon the change in control.

Change in Control Definition. A change in control is generally deemed to occur under the Company’s equity incentive plans upon:

●	the acquisition by any individual, entity or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 35% or more (on a fully diluted basis) of either (a) the then outstanding shares of our common stock, taking into account as outstanding for this purpose each common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt and the exercise or settlement of any similar right to acquire such common stock, or (b) combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, with each of clauses (a) and (b) subject to certain customary exceptions;

●	a majority of the directors who constituted the Board of Directors at the time the applicable plan was adopted (or any person becoming a director subsequent to that date, whose election or nomination for election was approved by a vote of a majority of the incumbent directors then on the Board of Directors) cease for any reason to constitute at least a majority of the Board of Directors;

●	approval by our shareholders of our complete dissolution or liquidation; or

●	the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of our assets or similar form of corporate transaction involving us that requires the approval of our shareholders whether for such transaction or the issuance of securities in the transaction (each, a “Business Combination”), in each case, unless immediately following the Business Combination: (a) more than 50% of the total voting power of the entity resulting from such Business Combination or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the

2023 Annual Proxy Statement	65

surviving company is represented by the outstanding company voting securities that were outstanding immediately prior to such Business Combination, and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding company voting securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan sponsored or maintained by the surviving company) is or becomes the “beneficial owner,” directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent company (or, if there is no parent company, the surviving company) and (c) at least two-thirds of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the Business Combination were members of the Board of Directors at the time of the Board of Director’s approval of the execution of the initial agreement providing for the Business Combination.

For the NEOs serving as of December 31, 2022, the potential payments upon termination under various termination scenarios or the occurrence of a change in control are quantified in the table set forth below (assuming a termination date of December 31, 2022 and an NBHC share price of $42.07, the closing price of NBHC common stock on the NYSE on December 31, 2022):

			Stock	Restricted
		Cash	option	stock
		severance	vesting	vesting	Total
Name	Scenario	($)(1)	($)	($)	($)(2)

G. Timothy Laney	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason or Involuntary Termination not for Cause	6,889,904	—	—	6,889,904
	Involuntary Termination for Cause	—	—	—	—
	Involuntary Termination Following Change in Control	6,414,423	452,952	2,828,619	9,695,994
	Change in Control -No Termination of Employment(3)	—	—	—	—

Aldis Birkans	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason or Involuntary Termination not for Cause	1,260,839	—	—	1,260,839
	Involuntary Termination for Cause	—	—	—	—
	Involuntary Termination Following Change in Control	1,903,346	129,176	930,420	2,962,942
	Change in Control -No Termination of Employment(3)	—	—	—	—

Richard U. Newfield, Jr.	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason or Involuntary Termination not for Cause	1,144,193	—		1,144,193
	Involuntary Termination for Cause	—	—	—	—
	Involuntary Termination Following Change in Control	1,752,500	138,652	906,272	2,797,424
	Change in Control -No Termination of Employment(3)	—	—	—	—

Angela N. Petrucci	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason or Involuntary Termination not for Cause	867,000	—		867,000
	Involuntary Termination for Cause	—	—	—	—
	Involuntary Termination Following Change in Control	1,333,731	36,466	379,892	1,750,089
	Change in Control -No Termination of Employment(3)	—	—	—	—

Christopher S. Randall	Voluntary Resignation without Good Reason	—	—	—	—
	Voluntary Resignation with Good Reason or Involuntary Termination not for Cause	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—
	Involuntary Termination Following Change in Control	473,000	66,346	379,177	918,523
	Change in Control -No Termination of Employment(3)	—	—	—	—

(1)	Severance amounts are based on the terms of the applicable employment (or change of control) agreements. Under the employment agreements, the prorated bonus for the year of termination is calculated using the target annual bonus amount in the event of an involuntary termination following a change in control.

(2)	Amounts listed do not account for any reduction of payments under the terms of the applicable employment agreements due to the imposition of excise taxes under Section 4999 of the Code. See “Employment Agreements with Named Executive Officers” above.

(3)	Assumes that the NEO’s performance stock unit awards are assumed, or replacement awards are granted for such awards, by the successor entity upon a change in control.

66	National Bank Holdings Corporation

CEO Pay Ratio

The following information provides details about the relationship of the total compensation of our median associate and that of our Chairman, President and CEO:

For 2022, the median annual total compensation of all associates of the Company (other than our CEO) was $66,485 and the annual total compensation of our CEO was $3,290,389. Based on this information, the ratio for 2022 total compensation of our CEO to the median of all associates is 49:1.

As disclosed in our prior proxy statements, we completed the following steps to determine the annual total compensation of our median associate:

●	As of October 15, 2022, our associate population consisted of approximately 1,313 associates, including any full-time, part-time, temporary, or seasonal associates employed on that date. This included associates that were permanently retained from our Bank of Jackson Hole and Rock Canyon Bank acquisitions.
●	To find the median of the annual total compensation of our associates (other than our CEO), we used wages from our payroll records as reported on Form W-2 for fiscal 2022. In making this determination, we annualized compensation for full-time and part-time permanent associates who were employed on October 15, 2022, but did not work for us the entire year. We did not include associates that were not permanently retained through our acquisitions. No full-time equivalent adjustments were made for part-time associates.
●	We identified our median associate using this compensation measure and methodology, which was consistently applied to all our associates included in the calculation.
●	After identifying the median associate, we added together all the elements of such associate’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $66,485.
●	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table, which is also in accordance with the requirements of Item 402(c)(2)(x).

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding the relationship between executive compensation actually paid to our principal executive officer (“PEO”), G. Timothy Laney, and Non-PEO NEOs (as a group) and certain financial performance measures of Company for the fiscal years listed below. For further information concerning the Company’s variable pay-for-performance disclosure, refer to “Compensation Discussion and Analysis” above. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for G. Timothy	Compensation Actually Paid to G. Timothy Laney¹˒²˒³	Average Summary Compensation Table Total for	Average Compensation Actually Paid to Non-PEO	Value of Initial Fixed $100 Investment based on:[5]		Net Income ($ Millions)	Adjusted Diluted EPS[6] ($)
	Laney¹ ($)	($)	Non-PEO NEOs[1] ($)	NEOs[1,2,4] ($)	TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	3,290,389	2,753,340	1,012,024	848,531	128.11	106.02	71.3	3.05
2021	3,009,547	5,550,207	957,694	1,442,256	130.93	117.08	93.6	3.01
2020	2,638,125	3,091,647	749,558	865,017	95.54	87.90	88.6	2.85

1.	G. Timothy Laney was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2023 Annual Proxy Statement	67

2020	2021	2022
Aldis Birkans	Aldis Birkans	Aldis Birkans
Richard U. Newfield Jr.	Richard U. Newfield Jr.	Richard U. Newfield Jr.
Brendan Zahl	Brendan Zahl	Brendan Zahl
Christopher S. Randall	Angela N. Petrucci	Angela N. Petrucci
Zsolt K. Besskó

2.	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the amounts set forth in the “Total” column in the Summary Compensation Table with certain adjustments as described in footnotes 3 and 4 below.

3.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for G. Timothy Laney ($)	Exclusion of Stock Awards and Option Awards for G. Timothy Laney ($)	Inclusion of Equity Values for G. Timothy Laney ($)	Compensation Actually Paid to G. Timothy Laney ($)
2022	3,290,389	(1,049,904)	512,855	2,753,340
2021	3,009,547	(1,186,672)	3,727,332	5,550,207
2020	2,638,125	(1,049,955)	1,503,477	3,091,647

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for G. Timothy Laney ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for G. Timothy Laney ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for G. Timothy Laney ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for G. Timothy Laney ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for G. Timothy Laney ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for G. Timothy Laney ($)	Total - Inclusion of Equity Values for G. Timothy Laney ($)
2022	807,175	9,633	—	(323,368)	—	19,416	512,855
2021	1,371,004	1,743,632	—	592,202	—	20,494	3,727,332
2020	1,755,817	55,149	—	(326,015)	—	18,526	1,503,477

68	National Bank Holdings Corporation

4.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the Non-PEO NEOs (as a group) as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. See footnote 1 for the names of non-PEO NEOs included in the calculation for each fiscal year.

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,012,024	(303,194)	139,701	848,531
2021	957,694	(302,312)	786,874	1,442,256
2020	749,558	(235,359)	350,818	865,017

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	196,870	1,373	—	(62,736)	—	4,194	139,701
2021	349,664	323,957	—	108,347	—	4,906	786,874
2020	393,596	6,256	—	(54,058)	—	5,024	350,818

5.	The Peer Group TSR set forth in this table utilizes the KRX Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the applicable fiscal year in the Company and in the KRX Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

6.	We determined adjusted diluted earnings per share (“Adjusted Diluted EPS”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022, which is the Company-based financial performance metric we used for our 2022 annual PSU grants, as described in more details in “Three-Year Performance Stock Unit Award” above. For purposes of this “Pay Versus Performance Disclosure” section, we have calculated the Adjusted Diluted EPS based on the methodology described in “Three-Year Performance Stock Unit Award”, other than that the Adjusted Diluted EPS is calculated over the one-year period for each applicable fiscal year (instead of a 3-year period), as required by Item 402(v) of Regulation S-K. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2023 Annual Proxy Statement	69

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR

Compensation Actually Paid ($ Millions)
6
5
4
3
2
1
0
100.00
95.54
130.93
128.11
3.1
5.6
2.8
0.9
1.4
0.8
2019
2020
2021
2022
Fiscal Year
$140
$120
$100
$80
$60
$40
$20
$0
Company TSR (FYE 2019 Indexed to $100)
G. Timothy Laney Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
National Bank Holdings Corporation TSR

70	National Bank Holdings Corporation

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income

Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
6
5
4
3
2
1
0
100
90
80
70
60
50
40
30
20
10
0
88.6
93.6
71.3
3.1
0.9
5.6
1.4
2.8
0.8
2020
2021
2022
Fiscal Year
G. Timothy Laney Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
National Bank Holdings Corporation Net Income

2023 Annual Proxy Statement	71

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Adjusted Diluted EPS

The following chart sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted Diluted EPS during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Adjusted Diluted EPS

Compensation Actually Paid ($ Millions)
6
5
4
3
2
1
0
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
Adjusted Diluted EPS ($)
3.1
0.9
2.85
5.6
1.4
3.01
2.8
0.8
3.05
2020
2021
2022
Fiscal Year
G. Timothy Laney Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted Diluted EPS

72	National Bank Holdings Corporation

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the KRX Index (the KBW Nasdaq Regional Banking Index) over the same period.

Comparison of Cumulative TSR of National Bank Holdings Corporation and KBW Nasdaq Regional Banking Index

$200
$150
$100
$50
$0
TSR (FYE 2019 Indexed to $100)
100.00
95.54
87.90
130.93
117.08
128.11
106.02
12/31/2019
12/31/2020
12/31/2021
12/31/2022
National Bank Holdings Corporation TSR
KBW Nasdaq Regional Banking Index TSR

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2022 to Company performance. The measures in this table are not ranked.

Core Net Income
Asset Quality (Non-Performing Assets Ratio)
Relative Total Shareholder Return (rTSR)
Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)

2023 Annual Proxy Statement	73

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC. Such reporting persons are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that none of such reporting person failed to file on a timely basis reports required by Section 16(a) during 2022.

Other Business

Except as set forth herein, our Board and management have no knowledge of any other business to come before the Meeting. If, however, any other matters do properly come before the Meeting, it is the intention of the persons appointed in the accompanying proxy to vote the shares represented by such proxy in accordance with their best judgment.

2024 Annual Meeting of Shareholders

Shareholder Proposals

Shareholder proposals submitted pursuant to SEC Rule 14a-8 of Regulation 14A for inclusion in our 2024 Proxy Statement and acted upon at our 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) must be received by us at our principal executive offices, to the attention of the Secretary, on or prior to December 5, 2023 and must satisfy the requirements of SEC Rule 14a-8. We suggest that such proposals be sent by certified mail, return receipt requested.

Shareholder proposals submitted for consideration at the 2024 Annual Meeting but not submitted pursuant to SEC Rule 14a-8, including shareholder nominations for candidates for election as directors, generally must be delivered to the Secretary at our principal executive offices not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2023 Annual Meeting. As a result, any notice given by a shareholder pursuant to the provisions of our Bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no earlier than January 10, 2024 and no later than February 9, 2024. Shareholder proposals or nominations must include the specified information concerning the shareholder and the proposal or nominee as described in Section 2.9(C) of our Bylaws. Each such notice must include, among other things:

●	for each matter, a brief description thereof and the reasons for conducting such business at the annual meeting;
●	the name and address of the shareholder proposing such business as well as any affiliates or associates acting in concert with such shareholder;
●	the number of shares of each class of NBHC stock owned by such shareholder;
●	a description of all ownership interests in the shares identified, including derivative securities, hedged positions and other economic and voting interests; and
●	any material interest of such shareholder in such proposal, including any other information required to be disclosed in a proxy statement pursuant to Section 14 of the Exchange Act and the SEC rules thereunder.

Further information regarding the process for shareholder nominations for candidates for election as directors is provided under “Director Nomination Process, Director Qualifications and Diversity” elsewhere in this proxy statement.

74	National Bank Holdings Corporation

Discretionary Authority Conferred in Proxy Solicited by the Company

The proxy solicited by the Company for the 2024 Annual Meeting will confer discretionary authority on the Company’s proxies on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to February 9, 2024 and (ii) any proposal made in accordance with Company’s Bylaws provisions if the 2024 Proxy Statement briefly describes the matter and how the Company’s proxies intend to vote on it and if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

“HOUSEHOLDING” OF PROXY MATERIALS

Only one proxy statement and annual report may be delivered to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure, known as “householding,” reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to receive separate proxy cards. If you reside at an address that received only one copy of our Proxy Materials as a result of householding, requests for additional copies should be directed to National Bank Holdings Corporation, Attention: Investor Relations, 7800 E. Orchard Road, Suite 300, Greenwood Village, CO 80111 (telephone number: 720-554-6640; e-mail: ir@nationalbankholdings.com). If you object to householding and wish to receive separate copies of documents in the future, or if you received multiple copies of your Proxy Materials at a single address and would like to request delivery of a single copy in the future, you may contact Investor Relations as described above if you are a holder of record. If you hold your shares through a bank, broker or other holder of record, you should contact such holder of record.

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2023 Annual Proxy Statement	75

ANNEX A

NATIONAL BANK HOLDINGS CORPORATION

2023 OMNIBUS INCENTIVE PLAN

Section 1.Purpose; Definitions

The purpose of the Plan is to give the Company the ability to competitively attract, retain and motivate officers, employees, directors and/or consultants who will contribute toward the continued growth, profitability and success of the Company by providing stock-based incentives that offer an opportunity to participate in the Company’s future performance and align the interests of such officers, employees, directors and/or consultants with those of the shareholders of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

“Annual Cash Award” means a Cash Award that relates to an annual performance period and is not valued based on the Fair Market Value of a Share.

“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Other Stock-Based Award or Cash Award granted pursuant to the terms of the Plan.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Board Cycle” means the period beginning on an annual meeting of the shareholders of the Company and ending immediately prior to the start of the next annual meeting of the shareholders of the Company.

“Business Combination” has the meaning set forth in Section 11(e)(iii).

“Cash Award” means a cash-settled Award granted pursuant to Section 10.

“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in an Individual Agreement, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his or her employment duties (other than as a result of his incapacity due to physical or mental illness or injury) as determined by the Committee; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) conduct by a Participant that is injurious to the Company or an Affiliate, or an act of fraud, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Subsidiaries, as determined by the Committee; (D) a breach by a Participant of any nondisclosure, nonsolicitation or noncompetition obligation owed to the Company or any of its Affiliates; or (E) the failure of a Participant to follow instructions of the Board or his or her direct superiors. Notwithstanding anything to the contrary in the Plan, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” has the meaning set forth in Section 11(e).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue

Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means the Committee referred to in Section 2(a).

“Common Stock” means Class A Common Stock, par value $0.01 per Share, of the Company.

“Company” means National Bank Holdings Corporation, a Delaware corporation, or its successor.

“Corporate Transaction” has the meaning set forth in Section 3(g)(i).

“Disability” means, unless otherwise provided in an Award Agreement, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing Individual Agreement, or, in the absence of such an Individual Agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it. Notwithstanding the above, (a) with respect to an Incentive Stock Option, Disability (for purposes of any extended exercise period) shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code, and (b) with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award; provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code, and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement (to the extent that such date is in compliance with Treasury Regulations Section 1.409A-3(i)(1)(i)).

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Effective Date” has the meaning set forth in Section 13(a).

“Eligible Employee” means any Eligible Individual who is an employee of the Company or any of its Subsidiaries or Affiliates.

“Eligible Individuals” means any director, officer, employee or consultant of the Company or any of its Subsidiaries or Affiliates, or any prospective employee and consultant who has accepted an offer of employment or consultancy from the Company or any of its Subsidiaries or Affiliates, who are or will be responsible for, or contribute to, the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.

“Full-Value Award” means any Award other than a Stock Option, Stock Appreciation Right or Cash Award.

“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

“Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an

“incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Incumbent Board” has the meaning set forth in Section 11(e)(ii).

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents and convertible debentures.

“Outstanding Company Common Stock” has the meaning set forth in Section 11(e)(i).

“Outstanding Company Voting Securities” has the meaning set forth in Section 11(e)(i).

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award, which may be based on the attainment of specified levels of one or more of the following measures, or any other performance measure as is determined by the Committee in its sole discretion: stock price, earnings and earnings per share (including core, gross, net, pre-tax, post-tax, pre-provision, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, and whether or not excluding or adjusting for specific items, which may include stock or other compensation expense, impairment charges, indemnification asset amortization or loss-share accounting metrics), net income and net income per share (including core, gross, net, pre-tax, post-tax, pre-provision, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, and whether or not excluding or adjusting for specific items, which may include stock or other compensation expense, impairment charges, indemnification asset amortization or loss-share accounting metrics), profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units), operating or cash earnings and operating or cash earnings per share; cash (cash flow, cash flow per share, cash flow return on investment, cash generation or other cash measures, before or after dividends); return on equity (including average and/or tangible), return on assets, risk weighted assets or operating assets (including average and/or tangible), asset quality (including charge-offs, loan loss reserves, non-performing assets or loans and related ratios), net interest margin (including on a tax equivalent basis), net interest income (including on a tax equivalent basis), core non-interest income (including on a tax equivalent basis), interest-sensitivity gap levels, investments, efficiency ratio, non-interest expense, non-interest expense to average assets, expense targets, cost control, cost-saving levels, loan portfolio growth, deposit portfolio growth, levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts), cost of funds, liquidity, market share, growth in target market relationships, objective customer service measures or indices, business expansion or consolidation (acquisitions and divestitures), economic value added, shareholder value added, embedded value added, combined ratio, operating income, pre- or after-tax income, gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), total shareholder return, strategic plan development and implementation, internal rate of return, regulatory compliance, satisfactory internal or external audits, book value and book value per share, tangible shareholders’ equity and tangible book value per share, tangible common equity and tangible common equity per share, tangible common equity to tangible assets, tangible common equity to risk-weighted assets, achievement of balance sheet or income statement objectives, unit volume, sales, marketing spending efficiency or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

“Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

“Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

“Person” has the meaning set forth in Section 11(e)(i).

“Plan” means the National Bank Holdings Corporation 2023 Omnibus Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Replaced Award” has the meaning set forth in Section 11(b)(ii).

“Replacement Award” has the meaning set forth in Section 11(b)(ii).

“Prior Plans” means the National Bank Holdings Corporation 2014 Omnibus Incentive Plan and the NBH Holdings Corp. 2009 Equity Incentive Plan.

“Restricted Stock” means an Award granted under Section 6.

“Restricted Stock Unit” has the meaning set forth in Section 7(a).

“Restriction Period” has the meaning set forth in Section 6(c)(ii).

“Section 16(b)” has the meaning set forth in Section 12(a).

“Section 409A Change in Control” means an event described in Section 409A(a)(2)(v) of the Code and the regulations promulgated thereunder.

“Separation from Service” has the meaning set forth in the definition of “Termination of Employment.”

“Share” means a share of Common Stock.

“Stock Appreciation Right” means an Award granted under Section 5(b).

“Stock Option” means an Award granted under Section 5(a).

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by any Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary, an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

Section 2.Administration

(a)Committee. The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in the Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of the Plan, the Committee shall have absolute authority:

(i)to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, Cash Award or any combination thereof are to be granted hereunder;

(iii)to determine the number of Shares to be covered by each Award or the amount of any Cash Award granted hereunder;

(iv)to approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(c)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate), and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v)to modify, amend or adjust the terms and conditions of any Award (subject to terms of the Plan), at any time or from time to time, including, but not limited to, Performance Goals;

(vi)to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(vii)to determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(viii)to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(ix)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(x)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi)to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto);

(xii)to decide all other matters that must be determined in connection with an Award; and

(xiii)to otherwise administer the Plan.

(b)Procedures.

(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 122, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii)Subject to Section 122, any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)Discretion of Committee. Subject to the last sentence of the definition of “Cause,” any determination made by the Committee or pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d)Cancellation or Suspension. Subject to Section 5(c), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e)Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement.

Section 3.Common Stock Subject to Plan

(a)Plan Maximums. Subject to adjustment as provided in Section 3(g), the total number of Shares reserved and authorized for Awards granted under the Plan, all of which may be granted as Incentive Stock Options, shall be equal to 1,525,000 less the total number of Shares that are subject to an any award granted after December 31, 2022 and prior to the Effective Date under the Prior Plans. Any Shares that are subject to an Award shall be counted against this limit as one Share for every one Share granted. After the Effective Date, no awards may be granted under the Prior Plans, it being understood that (A) awards outstanding under the Prior Plans as of the Effective Date shall remain in full force and effect under the Prior Plans according to their respective terms and (B) dividend equivalents may continue to be issued under the Prior Plans in respect of such awards.

(b)Rules for Calculating Shares Issued. If (i) any Shares subject to an Award are forfeited or an Award expires or is settled for cash (in whole or in part), or (ii) on or after the Effective Date, any Shares subject to an award under the Prior Plans are forfeited or an award under the Prior Plans expires or is settled for cash (in whole or in part), then, in each such case, the Shares subject to such Award under the Plan or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with Section 3(d). If withholding tax liabilities arising from an Award other than a Stock Option, Stock Appreciation Right or Cash Award or on or after the Effective Date, from an award other than an option or stock appreciation right under the Prior Plans are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company in accordance with Section 15(d), all the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 3(d). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3(a): (A) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of Stock Options under the Plan or options under the Prior Plans, (B) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Stock Options or Stock Appreciation Rights under the Plan or options or stock appreciation rights under the Prior Plans, and (C) Shares subject to a Stock Appreciation Right under the Plan or a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof.

(c)Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in Section 3(b). In addition, if a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a preexisting plan approved by shareholders of such Person and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3(b)); provided that Awards using such available Shares shall not be made after the date awards or grants were permitted to be made under the terms of the preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or non-employee directors of the Company or any of its Subsidiaries prior to such acquisition or combination.

(d)Recycling of Shares. Any Shares that again become available for Awards under the Plan pursuant to this Section 3 shall be added as one Share for every one Share subject to Awards granted under the Plan or awards granted under the Prior Plans.

(e)Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(f)Limits on Director Compensations. Notwithstanding any other provision of the Plan to the contrary, the aggregate value of the total compensation made to any non-employee director of the Company during any Board Cycle shall not exceed $750,000; provided, however, that the limitation of this Section 3(f) shall be $1,250,000 in the first Board Cycle in which an individual becomes a member of the Board. For purposes of this limit, a non-employee director’s total compensation includes any Awards granted under the Plan and any other compensation (such as cash retainers or fees) for director services. Any Award granted or compensation made to a Participant in lieu of his or her services as an employee or a consultant (other than a non-employee director) will not count for this limitation.

(g)Adjustment Provisions.

(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitations set forth in Section 3(a), (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) the Performance Goals applicable to outstanding Awards and (E) the exercise price of outstanding Awards.

(ii)In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitations set forth in Section 3(a), (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) the Performance Goals applicable to outstanding Awards and (E) the exercise price of outstanding Awards.

(iii)In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or nonrecurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Commission.

(iv)(A) Any adjustments made pursuant to this Section 3(g) to Awards that are considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to this Section 3(g) to Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (I) the Awards continue not to be subject to Section 409A of the Code or (II) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(v)Any adjustment under this Section 3(g) need not be the same for all Participants.

Section 4.Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

Section 5.Stock Options and Stock Appreciation Rights

(a)Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)Nature of Stock Appreciation Rights. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)Exercise Price; Prohibition on Repricing and Cash Buyouts. The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under the Plan be amended, other than pursuant to Section 3(g), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(d)Term. The Term of each Stock Option and each Stock Appreciation Right shall be fixed by the Committee, but no Stock Option or Stock Appreciation Right shall be exercisable more than 10 years after its Grant Date.

(e)Exercisability. Except as otherwise provided herein, Stock Options and Stock Appreciation Rights shall be exercisable at such time or times and be subject to such terms and conditions as shall be determined by the Committee.

(f)Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option or Stock Appreciation Right to be purchased. In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) per Share by certified or bank check, wire transfer or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:

(i)In the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii)To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii)By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.

(g)Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(k), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a), and (iii) in the case of a Stock Option, has paid in full for such Shares.

(h)Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Stock Appreciation Right shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Stock Appreciation Right, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(h), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(i)Termination of Employment. The effect of a Participant’s Termination of Employment on any Stock Option or Stock Appreciation Right then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Stock Option or Stock Appreciation Right. In no event shall a Stock Option or Stock Appreciation Right be exercisable after the expiration of its term.

(j)Additional Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted (i) to any Eligible Individual who is not an Eligible Employee or (ii) to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the Incentive Stock Option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(k)Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock

Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(g).

Section 6.Restricted Stock

(a)Administration. Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

(b)Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the National Bank Holdings Corporation 2023 Omnibus Incentive Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the offices of National Bank Holdings Corporation.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient.

(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d)Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 15(e), (i) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall, as determined by the Committee, be either (A) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (B) distributed in full or in part without regard to the vested status of the underlying Restricted Stock; and (ii) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (A) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance

Goals applicable only to dividends, or (B) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

(e)Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

(f)Termination of Employment. The effect of a Participant’s Termination of Employment on any Restricted Stock then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Restricted Stock.

Section 7.Restricted Stock Units

(a)Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b)Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement or, if the Committee so permits, in accordance with an election of the Participant.

(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii)The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15(e)).

(c)Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the Participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 15(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(g) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.

(d)Termination of Employment. The effect of a Participant’s Termination of Employment on any Restricted Stock Units then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Restricted Stock Units.

Section 8.Performance Units

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

Section 9.Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under the Plan.

Section 10.Cash Awards

The Committee may grant Awards to Eligible Individuals that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of the Plan as the Committee shall determine. With respect to a Cash Award subject to Performance Goals, the Performance Goals to be achieved during any performance period and the length of the Performance Period shall be determined by the Committee upon the grant of such Cash Award.

Section 11.Change-in-Control Provisions

(a)General. Subject to Section 3(g) and notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 11 shall apply to Awards (other than Annual Cash Awards), except to the extent the Committee specifically provides otherwise in an Award Agreement. With respect to Annual Cash Awards, the provisions of this Section 11 shall apply only if the Committee specifically provides for their application in the plan, policy or other arrangement governing such Annual Cash Awards.

(b)Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(i)the applicable Performance Goal(s) for any performance-based Award shall be deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period; and

(ii)after giving effect to Section 11(b)(i), all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards and all Cash Awards shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(g) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).

(c)Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(g); (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains vesting and forfeiture terms (including with respect to vesting schedule and a Termination of Employment) that are not less favorable to the Participant than those of the Replaced Award

(taking into account the rights on Termination of Employment set forth in Section 11(d) as applicable); and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination of whether the conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d)Termination of Employment. Notwithstanding any other provision of the Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Employment of a Participant by the Company other than for Cause or by the Participant for “good reason” (if and to the extent such term is defined in the Award Agreement or an Individual Agreement with the Participant) within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or Stock Appreciation Right. For the avoidance of doubt, if the Participant’s Award Agreement or Individual Agreement contains provisions related to a Termination of Employment following a Change Control that conflict with this Section 11(d), the terms of such Award Agreement or Individual Agreement shall apply.

(e)Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding Shares of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (IV) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii) of this Section 11(e); or

(ii)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 11(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii)The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision of the Plan, any Award Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes a Section 409A Change in Control. For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of the Plan or the applicable Award Agreement or Individual Agreement.

Section 12.Section 16(b); Section 409A

(a)The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(b)The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

Section 13.Term, Amendment and Termination

(a)Effectiveness. The Plan was approved by the Board on March 23, 2023, subject to and contingent upon approval by the Company’s shareholders. The Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

(b)Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange, and the last sentence of Section 5(c) shall not be amended without the approval of the Company’s shareholders.

(d)Amendment of Awards. Subject to Section 5(c), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

Section 14.Unfunded Status of Plan

It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 15.General Provisions

(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding no greater than the maximum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e). In no event may any dividends or dividend equivalents with respect to any performance-based Awards be paid until vesting (if any) of such Awards.

(f)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised.

(g)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(i)Nontransferability. Except as otherwise provided in Section 5(h), Section 6(c)(ii) and Section 7(b)(ii) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j)Clawback Policy. Awards are subject to the Company’s policies on, or any provisions in an Award Agreement or Individual Agreement with a Participant providing for, recoupment of gains realized from any Awards as may be in effect from time to time. All Awards granted under the Plan will be subject to recoupment in accordance with applicable law or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000604519_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Ralph W. Clermont 02) Robert E. Dean 03) Alka Gupta 04) Fred J. Joseph 05) G. Timothy Laney 06) Patrick Sobers 07) Micho F. Spring 08) Art Zeile NATIONAL BANK HOLDINGS CORPORATION 7800 EAST ORCHARD ROAD, SUITE 300 GREENWOOD VILLAGE, CO, 80111 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2023. 3. To adopt a resolution approving, on an advisory, non-binding basis, the compensation paid to the Company's named executive officers, as disclosed, pursuant to Item 402 of Regulation S-K, in the Proxy Statement. 4. To approve the 2023 Omnibus Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000604519_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com NATIONAL BANK HOLDINGS CORPORATION Annual Meeting of Shareholders May 9, 2023 8:30 AM Mountain Time This proxy is solicited on behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints G. Timothy Laney and Angela Petrucci, or either of them, as proxies with full power of substitution and re-substitution, for and in the name of the undersigned, to vote all shares of Class A common stock of National Bank Holdings Corporation, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at 8:30 a.m. Mountain Time on Tuesday, May 9, 2023 in the Lupine Room South at The Cloudveil located at 112 Center Street, Jackson Hole, WY 83001, and any adjournment or postponement thereof. When properly executed, this Proxy will be voted as directed, but if no direction is indicated, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies named on this proxy card are authorized to vote upon any other business as may properly come before the Annual Meeting. Either of the proxies or their respective substitutes shall have and may exercise all of the powers hereby granted. Continued and to be signed on reverse side